Exhibit 10.0

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JUNE 13, 2005

AMONG

CIMAREX ENERGY CO.,

AS BORROWER,

THE LENDERS,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

U.S. BANK NATIONAL ASSOCIATION,

AS CO-SYNDICATION AGENT,

BANK OF AMERICA, N.A.,

AS CO-SYNDICATION AGENT

AND

WELLS FARGO BANK, N.A.,

AS DOCUMENTATION AGENT

$1,000,000,000

J.P. MORGAN SECURITIES INC.,

AS LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II THE CREDITS
Section 2.1.	Commitment
Section 2.2.	Required Payments; Termination
Section 2.3.	Ratable Loans
Section 2.4.	Types of Advances
Section 2.5.	Commitment Fee; Initial Aggregate Commitment; Changes in Aggregate Commitment
Section 2.6.	Borrowing Base and Required Reserve Value
Section 2.7.	Minimum Amount of Each Advance
Section 2.8.	Principal Payments
Section 2.9.	Method of Selecting Types and Interest Periods for new Advances
Section 2.10.	Conversion and Continuation of Outstanding Advances
Section 2.11.	Changes in Interest Rate, etc
Section 2.12.	Rates Applicable After Default
Section 2.13.	Method of Payment
Section 2.14.	Evidence of Indebtedness
Section 2.15.	Telephonic Notices
Section 2.16.	Interest Payment Dates; Interest and Fee Basis
Section 2.17.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions
Section 2.18.	Lending Installations
Section 2.19.	Non-Receipt of Funds by the Administrative Agent
Section 2.20.	Facility LCs
Section 2.21.	Replacement of Lender
Section 2.22.	Limitation of Interest

ARTICLE III YIELD PROTECTION; TAXES
Section 3.1.	Yield Protection
Section 3.2.	Changes in Capital Adequacy Regulations
Section 3.3.	Taxes
Section 3.4.	Availability of Types of Advances
Section 3.5.	Funding Indemnification
Section 3.6.	Lender Statements; Survival of Indemnity

ARTICLE IV CONDITIONS PRECEDENT
Section 4.1.	Initial Credit Extension
Section 4.2.	Each Credit Extension

ARTICLE V REPRESENTATIONS AND WARRANTIES
Section 5.1.	Existence and Standing
Section 5.2.	Authorization and Validity
Section 5.3.	No Conflict; Government Consent
Section 5.4.	Financial Statements

i

Section 5.5.	Material Adverse Change
Section 5.6.	Taxes
Section 5.7.	Litigation and Contingent Obligations
Section 5.8.	Subsidiaries
Section 5.9.	ERISA
Section 5.10.	Accuracy of Information
Section 5.11.	Regulation U
Section 5.12.	Material Agreements
Section 5.13.	Compliance With Laws
Section 5.14.	Ownership of Properties
Section 5.15.	Plan Assets; Prohibited Transactions
Section 5.16.	Environmental Matters
Section 5.17.	Investment Company Act
Section 5.18.	Public Utility Holding Company Act
Section 5.19.	Insurance
Section 5.20.	Solvency
Section 5.21.	Closing Documents

ARTICLE VI AFFIRMATIVE COVENANTS
Section 6.1.	Financial Report
Section 6.2.	Use of Proceeds
Section 6.3.	Notice of Default
Section 6.4.	Conduct of Business
Section 6.5.	Taxes
Section 6.6.	Insurance
Section 6.7.	Compliance With Laws
Section 6.8.	Maintenance of Properties
Section 6.9.	Inspection
Section 6.10.	Permitted Bond Documents; 9.60% Senior Notes Refinancing Documents

ARTICLE VII NEGATIVE COVENANTS
Section 7.1.	Restricted Payments
Section 7.2.	Indebtedness
Section 7.3.	Merger
Section 7.4.	Sale of Assets
Section 7.5.	Investments
Section 7.6.	Liens
Section 7.7.	Affiliates
Section 7.8.	Sale of Accounts
Section 7.9.	Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities
Section 7.10.	Contingent Obligations
Section 7.11.	Financial Contracts
Section 7.12.	Letters of Credit
Section 7.13.	Prohibited Contracts
Section 7.14.	Senior Note Documents; Permitted Bond Documents; 9.60% Senior Notes Refinancing Documents

ARTICLE VIII FINANCIAL COVENANTS
Section 8.1.	Current Ratio
Section 8.2.	Leverage Ratio

ARTICLE IX COLLATERAL AND GUARANTEES
Section 9.1.	Collateral
Section 9.2.	Guarantees
Section 9.3.	Further Assurances
Section 9.4.	Production Proceeds

ARTICLE X DEFAULTS

ARTICLE XI ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
Section 11.1.	Acceleration; Facility LC Collateral Account
Section 11.2.	Amendments
Section 11.3.	Preservation of Rights

ARTICLE XII GENERAL PROVISIONS
Section 12.1.	Survival of Representations
Section 12.2.	Governmental Regulation
Section 12.3.	Headings
Section 12.4.	Entire Agreement
Section 12.5.	Several Obligations; Benefits of this Agreement
Section 12.6.	Expenses; Indemnification
Section 12.7.	Numbers of Documents
Section 12.8.	Accounting
Section 12.9.	Severability of Provisions
Section 12.10.	Nonliability of Lenders
Section 12.11.	Confidentiality
Section 12.12.	Nonreliance
Section 12.13.	Disclosure

ARTICLE XIII THE ADMINISTRATIVE AGENT
Section 13.1.	Appointment; Nature of Relationship
Section 13.2.	Powers
Section 13.3.	General Immunity
Section 13.4.	No Responsibility for Loans, Recitals, etc.
Section 13.5.	Action on Instructions of Lenders
Section 13.6.	Employment of Agents and Counsel
Section 13.7.	Reliance on Documents; Counsel
Section 13.8.	Administrative Agent’s Reimbursement and Indemnification
Section 13.9.	Notice of Default
Section 13.10.	Rights as a Lender
Section 13.11.	Lender Credit Decision
Section 13.12.	Successor Administrative Agent
Section 13.13.	Administrative Agent and Arranger Fees
Section 13.14.	Delegation to Affiliates
Section 13.15.	Execution of Collateral Documents
Section 13.16.	Collateral Releases

Section 13.17.	Documentation Agent, Syndication Agent, etc.

ARTICLE XIV SETOFF; RATABLE PAYMENTS
Section 14.1.	Setoff
Section 14.2.	Ratable Payments

ARTICLE XV BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
Section 15.1.	Successors and Assigns
Section 15.2.	Participations
Section 15.3.	Assignments
Section 15.4.	Dissemination of Information
Section 15.5.	Tax Treatment
Section 15.6.	Procedure for Increases and Addition of New Lenders

ARTICLE XVI NOTICES
Section 16.1.	Notices
Section 16.2.	Change of Address

ARTICLE XVII COUNTERPARTS

ARTICLE XVIII CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
Section 18.1.	CHOICE OF LAW
Section 18.2.	CONSENT TO JURISDICTION
Section 18.3.	WAIVER OF JURY TRIAL

ARTICLE XIX USA PATRIOT ACT NOTICE

ARTICLE XX AMENDMENT AND RESTATEMENT

SCHEDULE 1 PRICING SCHEDULE
SCHEDULE 2 LENDERS SCHEDULE
SCHEDULE 3 DISCLOSURE SCHEDULE
SCHEDULE 4 EXISTING FINANCIAL CONTRACTS
EXHIBIT A NOTE
EXHIBIT B COMPLIANCE CERTIFICATE
EXHIBIT C ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT D OPINION
EXHIBIT E GUARANTY
EXHIBIT F FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT
EXHIBIT G -1 FORM OF PLEDGE AGREEMENT (CORPORATION)
EXHIBIT G-2 FORM OF PLEDGE AGREEMENT (PARTNERSHIP)
EXHIBIT G-3 FORM OF PLEDGE AGREEMENT (LIMITED LIABILITY COMPANY)
EXHIBIT H FORM OF CONFIDENTIALITY AGREEMENT
EXHIBIT I FORM OF CERTIFICATE OF EFFECTIVENESS

v

LIST OF DEFINED TERMS

9.60% Senior Notes
9.60% Senior Notes Indenture
9.60% Senior Notes Refinancing
9.60% Senior Notes Refinancing Documents
9.60% Senior Notes Supplemental Indenture
Acquisition
Administrative Agent
Advance
Affected Lender
Affiliate
Aggregate Commitment
Aggregate Outstanding Credit Exposure
Agreement
Agreement Accounting Principles
Alternate Base Rate
Amendments to Existing Cimarex Mortgages
Annualized Consolidated EBITDA
Applicable Fee Rate
Applicable Margin
Arranger
Article
Authorized Officer
Available Aggregate Commitment
Borrower
Borrower/MHR Merger
Borrower/MHR Merger Agreement
Borrower/MHR Merger Articles
Borrower/MHR Merger Documents
Borrowing Base
Borrowing Base Properties
Borrowing Base Usage Percentage
Borrowing Date
Borrowing Notice
Business Day
Calculation Period
Capitalized Lease
Capitalized Lease Obligations
Cash Equivalent Investments
Certificate of Effectiveness
Change
Change in Control
Closing Date
Closing Documents

Closing Transactions
CNAC
Code
Collateral
Collateral Documents
Collateral Shortfall Amount
Commitment
Confidential Information
Consolidated EBITDA
Consolidated Funded Indebtedness
Consolidated Indebtedness
Consolidated Interest Expense
Consolidated Net Income
Contingent Obligation
Controlled Group
Conversion/Continuation Notice
Convertible Senior Notes
Convertible Senior Notes Indenture
Convertible Senior Notes Supplemental Indenture
Credit Extension
Credit Extension Date
Default
Deficiency
Determination Date
Disclosure Schedule
Dividend
Engineered Projected Production
Engineered Value
Engineering Report
Environmental Laws
Equity
ERISA
Eurodollar Advance
Eurodollar Base Rate
Eurodollar Loan
Eurodollar Rate
Excluded Taxes
Exhibit
Existing Cimarex Credit Agreement
Existing Cimarex Indebtedness
Existing Cimarex Lenders
Existing Cimarex Loan Documents
Existing Cimarex Mortgages
Existing Indebtedness
Existing Letter of Credit
Existing MHR Credit Agreement

Existing MHR Indebtedness
Existing MHR Lenders
Existing MHR Mortgages
Facility LC
Facility LC Application
Facility LC Collateral Account
Facility Termination Date
Federal Funds Effective Rate
Fifty Percent Utilization Period
Financial Contract
Fiscal Year
Floating Rate
Floating Rate Advance
Floating Rate Loan
Fund
Guarantors
Guaranty
Highest Lawful Rate
Increase
Indebtedness
Indentures
Initial Engineering Report
Interest Period
Investment
JPMorgan
JPMSI
LC Fee
LC Issuer
LC Obligations
LC Payment Date
Lender Assignments
Lenders
Lenders Schedule
Lending Installation
Letter of Credit
Level I Status
Level II Status
Level III Status
Level IV Status
Level V Status
Lien
Loan
Loan Documents
Material Adverse Effect
Material Indebtedness
Material Indebtedness Agreement

Material Subsidiary
Maximum Credit Amount
Merger Documents
Mergers
MHR
MHR/CNAC Merger
MHR/CNAC Merger Agreement
MHR/CNAC Merger Articles
MHR/CNAC Merger Documents
Minimum Collateral Amount
Modification
Modify
Moody’s
Mortgage
Multiemployer Plan
Non-U.S. Lender
Note
Notice of Assignment
Obligations
Off-Balance Sheet Liability
Operating Lease
Other Taxes
Outstanding Credit Exposure
Participants
Payment Date
PBGC
PDP Reserves
Permitted Bond Documents
Permitted Bond Indebtedness
Permitted Encumbrances
Person
Plan
Post-Closing Effective Date
Pricing Schedule
Prime Rate
Pro Rata Share
Property
Proved Reserves
Purchasers
Rate Management Obligations
Rate Management Transaction
Redetermination
Register
Regulation D
Regulation U
Reimbursement Obligations

Reportable Event
Required Lenders
Required Reserve Value
Reserve Requirement
Restricted Payment
Risk-Based Capital Guidelines
Rolling Period
S&P
Sale and Leaseback Transaction
Schedule
Scheduled Redetermination
SEC
Section
Secured Obligations
Senior Note Documents
Senior Notes
Single Employer Plan
SPE Definitions
Special Redetermination
Status
Subsidiary
Substantial Portion
Supplemental Indentures
Taxes
Transferee
Type
Unfunded Liabilities
Unmatured Default
Wholly-Owned Subsidiary

x

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, dated as of June 13, 2005, is among Cimarex Energy Co., a Delaware corporation, the Lenders, JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), a national banking association, as an LC Issuer and as Administrative Agent, U.S. Bank National Association, a national banking association, and Bank of America, N.A., a national banking association, as Co-Syndication Agents, and Wells Fargo Bank, N.A., a national banking association, as Documentation Agent.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, and the financial institutions named and defined therein as Lenders (the “Existing Cimarex Lenders”) are parties to that certain Credit Agreement dated as of October 2, 2002 (as amended or supplemented prior to the date hereof, the “Existing Cimarex Credit Agreement”), pursuant to which the Existing Cimarex Lenders provided certain loans and extensions of credit to Borrower (all Indebtedness arising pursuant to the Existing Cimarex Credit Agreement is herein called the “Existing Cimarex Indebtedness”); and

WHEREAS, as of the date of this Agreement, there is no outstanding Existing Cimarex Indebtedness; and

WHEREAS, Magnum Hunter Resources, Inc., a Nevada corporation (“MHR”), Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent, and the financial institutions parties thereto as lenders (the “Existing MHR Lenders”) are parties to that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2002 (as amended or supplemented prior to the date hereof, the “Existing MHR Credit Agreement”), pursuant to which the Existing MHR Lenders provided certain loans and extensions of credit to MHR (all Indebtedness arising pursuant to the Existing MHR Credit Agreement is herein called the “Existing MHR Indebtedness”); and

WHEREAS, pursuant to the MHR/CNAC Merger Documents, Cimarex Nevada Acquisition Co., a Nevada corporation (“CNAC”) and a Wholly-Owned Subsidiary of Borrower, merged with and into MHR, with MHR being the surviving corporation and a Wholly-Owned Subsidiary of Borrower, and in connection therewith and upon the effectiveness thereof (i) Borrower became the owner of all of the outstanding capital stock of MHR, and (ii) the existence of CNAC ceased; and

WHEREAS, after giving effect to the MHR/CNAC Merger and pursuant to the Borrower/MHR Merger Documents, MHR merged with and into Borrower, with Borrower being the surviving corporation, and in connection therewith and upon the effectiveness thereof, (i) the existence of MHR ceased, and (ii) Borrower became the obligor under the Indentures and with respect to the Existing MHR Indebtedness; and

WHEREAS, immediately prior to the execution of this Agreement, certain of the Existing Cimarex Lenders have purchased and assumed certain of the rights and interests of certain other Existing Cimarex Lenders (the “Lender Assignments”); and

WHEREAS, following the consummation of the Borrower/MHR Merger, the parties hereto desire to consolidate, amend, restate and otherwise restructure the Existing Cimarex Credit Agreement and the Existing MHR Credit Agreement in the form of this Agreement and to appoint JPMorgan Chase Bank, N.A. as Administrative Agent hereunder, and Borrower desires to obtain Borrowings (as herein defined) (i) to refinance and replace the Existing MHR Indebtedness, (ii) to refinance the Existing Cimarex Indebtedness, and (iii) for other purposes permitted herein; and

WHEREAS, upon the execution, delivery and effectiveness of this Agreement and the refinancing and replacement of the Existing MHR Indebtedness with the proceeds of the initial Borrowing under this Agreement, this Agreement will constitute and be the “Senior Credit Facility” for purposes of, and as defined in, the 9.60% Senior Notes Indenture; and

WHEREAS, after giving effect to the Lender Assignments and the consolidation, amendment, restatement and restructuring of the Existing Cimarex Credit Agreement and the Existing MHR Credit Agreement pursuant to the terms hereof, the Commitment of each Lender hereunder will be as set forth on the Lenders Schedule; and

WHEREAS, pursuant to certain separate agreements among JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. (“JPMSI”) and Borrower, JPMSI has been appointed Lead Arranger and Sole Book Runner for the credit facility provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 4.1 hereof, the satisfaction of which shall be evidenced by the execution by Borrower and the Administrative Agent of the Certificate of Effectiveness, the parties hereto agree that (i) the Existing MHR Credit Agreement is refinanced and replaced, and (ii) the Existing Cimarex Credit Agreement is hereby amended, renewed, extended and restated in its entirety on (and subject to) the terms and conditions set forth herein.  It is the intention of the parties hereto that this Agreement supersedes and replaces the Existing MHR Credit Agreement and the Existing Cimarex Credit Agreement in their entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend, modify and extend certain of the rights and obligations of Borrower under the Existing Cimarex Credit Agreement and as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the Obligations under and as defined in the Existing Cimarex Credit Agreement and the liabilities and obligations of Borrower and its Subsidiaries under the Existing Cimarex Credit Agreement and the Loan Documents (as therein defined and referred to herein as the “Existing Cimarex Loan Documents”) shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated hereby.  The parties hereto ratify and confirm each of the Existing Cimarex Loan Documents entered into prior to the Closing Date (but excluding the Existing Cimarex Credit Agreement) and agree that such Existing Cimarex Loan Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent amended, restated and superseded in their entirety in connection with the transactions contemplated hereby), however, for all matters arising prior to the Closing Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Existing Cimarex Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed.  Borrower and each of its Subsidiaries represent and warrant that, as of the Closing Date, there are no claims or offsets against, or defenses or counterclaims to, their obligations under the Existing Cimarex Credit Agreement or any of the other Existing Cimarex Loan Documents.  The parties hereto further agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“9.60% Senior Notes” means, collectively, the 9.60% Senior Notes due 2012, Series A, and the 9.60% Senior Notes due 2012, Series B, in each case issued by MHR pursuant to the 9.60% Senior Notes Indenture and in an original aggregate principal amount of $300,000,000.

“9.60% Senior Notes Indenture” means that certain Indenture, dated as of March 15, 2002, by and among MHR, as Issuer, the subsidiary guarantors named therein, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, relating to the issuance of the 9.60% Senior Notes, as supplemented and modified by the 9.60% Senior Notes Supplemental Indenture, and as further supplemented and modified from time to time to the extent permitted hereunder.

“9.60% Senior Notes Refinancing” means Indebtedness incurred by the Borrower to refinance in full the 9.60% Senior Notes (including accrued interest thereon), provided, that, such Indebtedness (i) does not exceed the aggregate amount of Indebtedness evidenced by the 9.60% Senior Notes in existence on the Closing Date (including accrued interest thereon), (ii) has a coupon or interest rate not in excess of 9.60% per annum, (iii) is not subject to negative covenants or events of default (or other provisions which have the same effect as negative covenants or events of default) which have not been approved by the Administrative Agent, (iv) shall not mature sooner than the date which is one year following the Facility Termination Date, (v) is not secured by any assets of the Borrower or its Subsidiaries, and (vi) otherwise has terms and conditions satisfactory to the Administrative Agent in its sole reasonable discretion.

“9.60% Senior Notes Refinancing Documents” means, collectively, the indenture, senior unsecured notes, senior subordinated notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by the Borrower or any of its Subsidiaries in connection with, or pursuant to, the issuance of the Indebtedness evidencing the 9.60% Senior Notes Refinancing.

“9.60% Senior Notes Supplemental Indenture” means that certain First Supplemental Indenture dated as of June 13, 2005, by and among Borrower, the subsidiary guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee, providing for, among other things, the assumption by Borrower of the obligations of MHR under the 9.60% Senior Notes and the 9.60% Senior Notes Indenture.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement (after giving effect to the Closing Transactions), by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent” means JPMorgan, successor by merger to Bank One, NA (Main Office Chicago), in its capacity as contractual representative of the Lenders pursuant to Article XIII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XIII.

“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affected Lender” is defined in Section 2.21.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof; provided that the Aggregate Commitment shall never exceed the Borrowing Base.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

“Amendments to Existing Cimarex Mortgages” means Amendments to Mortgages to be entered into among Borrower, certain of its Subsidiaries and Administrative Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which the Existing Cimarex Mortgages shall be amended to reflect the amendment and restatement of the Existing Cimarex Credit Agreement pursuant hereto.

“Annualized Consolidated EBITDA” means, for purposes of calculating the financial ratio set forth in Section 8.2 for each Rolling Period ending on or prior to March 31, 2006, the Borrower’s actual Consolidated EBITDA for such Rolling Period multiplied by the factor determined for such Rolling Period in accordance with the table below:

Rolling Period Ending	Factor
September 30, 2005	4
December 31, 2005	2
March 31, 2006	1.333

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment under Section 2.5.2 at such time at the rate set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Arranger” means J.P. Morgan Securities Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the president, the chief financial officer, any vice president, the treasurer or any assistant treasurer of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Borrower” means Cimarex Energy Co., a Delaware corporation, and its successors and assigns.

“Borrower/MHR Merger” means, collectively, (i) the merger of MHR with and into Borrower pursuant to, and in accordance with, the Borrower/MHR Merger Documents, with Borrower being the surviving corporation, and, upon the effectiveness of which, the existence of MHR shall cease and Borrower will, accordingly, be obligated on the Existing MHR Indebtedness, and (ii) the other reorganization transactions contemplated by the Borrower/MHR Merger Agreement.

“Borrower/MHR Merger Agreement” means the Agreement and Plan of Merger, as the same may be amended, dated as of June 7, 2005 between Borrower and MHR

“Borrower/MHR Merger Articles” means, collectively, (i) the Certificate of Ownership and Merger dated as of June 13, 2005, executed by Borrower and filed on June 13, 2005 with the Secretary of State of Delaware to effect the Borrower/MHR Merger in Delaware, and (ii) the Articles of Merger dated as of June 13, 2005, executed by Borrower and MHR and filed on June 13, 2005 with the Secretary of State of Nevada to effect the Borrower/MHR Merger in Nevada, and certified copies of which shall subsequently be filed in such jurisdictions as Administrative Agent shall require.

“Borrower/MHR Merger Documents” means the Borrower/MHR Merger Agreement, the Borrower/MHR Merger Articles, and all other material documents, instruments and agreements executed and/or delivered by Borrower and/or MHR pursuant to the Borrower/MHR Merger Agreement or in connection with the Borrower/MHR Merger.

“Borrowing Base” means, at the particular time in question, either the amount provided for in Section 2.6.1 or the amount otherwise determined in accordance with the provisions of Section 2.6; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

“Borrowing Base Properties” means all oil and gas properties evaluated by Lenders for purposes of establishing the Borrowing Base.

“Borrowing Base Usage Percentage” means, for any day, the quotient obtained by dividing (i) the Aggregate Outstanding Credit Exposure on such day, by (ii) the Borrowing Base in effect on such day, multiplied by 100.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Certificate of Effectiveness” means a Certificate of Effectiveness in the form of Exhibit I hereto to be executed by Borrower and Administrative Agent upon the satisfaction of each of the conditions precedent contained in Section 4.1 hereof.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

“Closing Date” means June 13, 2005, provided that the conditions specified in Section 4.1 are satisfied, and Borrower and Administrative Agent have executed and delivered the Certificate of Effectiveness.

“Closing Documents” means the Merger Documents, the Senior Note Documents, and all other material documents, instruments and agreements executed and/or delivered by Borrower, MHR, CNAC or any of Borrower’s Subsidiaries in connection with or otherwise pertaining to the Mergers, the modification of or supplement to the Indentures, or the other Closing Transactions.

“Closing Transactions” means the transactions to occur on or prior to the Closing Date, including, without limitation: (a) the completion of the MHR/CNAC Merger pursuant to the terms of the MHR/CNAC Merger Documents, and, pursuant thereto, the proper filing of the MHR/CNAC Merger Articles with the Secretary of State of Nevada, (b) the completion of the Borrower/MHR Merger pursuant to the terms of the Borrower/MHR Merger Documents, and, pursuant thereto, the proper filing of the Borrower/MHR Merger Articles with the Secretary of State of Delaware and the Secretary of State of Nevada, as applicable, (c) the cancellation of all letters of credit (other than the Existing Letter of Credit which shall, on the Closing Date, be a Facility LC hereunder pursuant to Section 2.20), if any, outstanding under the Existing MHR Credit Agreement, (d) the termination and release of the Existing MHR Mortgages and all other Liens securing the obligations, Indebtedness (including the Existing MHR Indebtedness) and liabilities of MHR and its subsidiaries and affiliates under the Existing MHR Credit Agreement (including, without limitation, the delivery of UCC-3 releases with respect to all uniform commercial code filings made under or pursuant to the Existing MHR Credit Agreement), and the delivery to Borrower (or to a designee acceptable to Administrative Agent) of all original stock (or other Equity) certificates delivered pursuant to the terms of the Existing MHR Credit Agreement as security for such Persons’ obligations, Indebtedness and liabilities thereunder, (e) the release of all guarantees of the obligations, Indebtedness (including the Existing MHR Indebtedness) and liabilities of MHR and its subsidiaries and affiliates under the Existing MHR Credit Agreement, (f) the modification of and supplement to the Indentures and the Senior Notes and the assumption by Borrower of the obligations of MHR under the Indentures to reflect the

Mergers, pursuant to terms and documentation (including, without limitation, the Supplemental Indentures) acceptable to Lenders in their sole discretion, (g) the termination of all commitments under the Existing MHR Credit Agreement and, to the extent available after reasonable effort to procure, the delivery to Borrower (or to a designee acceptable to Administrative Agent) of each original promissory note issued under the Existing MHR Credit Agreement marked “Terminated and Paid in Full,” (h) the refinancing in full, with proceeds of the initial Advance hereunder, of all Existing Indebtedness, and (i) the payment of all fees and expenses of Administrative Agent in connection with the credit facility provided herein.

“CNAC” has the meaning assigned to such term in the recitals hereof.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means all Property of Borrower and its Subsidiaries in which a Lien has been granted pursuant to the Collateral Documents.

“Collateral Documents” means, collectively, all deeds of trust, mortgages, amendments to mortgages, assignments, security agreements, pledge agreements and other security documents from time to time delivered to Administrative Agent to secure the Secured Obligations.

“Collateral Shortfall Amount” is defined in Section 11.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth on the Lenders Schedule or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 15.3.2, as such amount may be modified from time to time pursuant to the terms hereof; provided that no Lender’s Commitment shall ever exceed such Lender’s Pro Rata Share of the Aggregate Commitment.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income and income based taxes paid or accrued, (iii) depreciation, depletion, amortization and impairment, including without limitation, impairment of goodwill, and (iv) any non-cash items associated with (a) mark to market accounting, and/or (b) stock based compensation arising from the grant of or issuance or replacement of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards, in each case in connection with employee plans or other compensation arrangements, less, all non-cash items increasing Consolidated Net Income, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Funded Indebtedness” means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the remainder of (a) interest expense minus (b) interest income of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, all as determined in conformity with Agreement Accounting Principles.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Convertible Senior Notes” means the Floating Rate Convertible Senior Notes due 2023 issued by MHR pursuant to the Convertible Senior Notes Indenture and in an original aggregate principal amount of $125,000,000.  The Convertible Senior Notes will not be considered capital stock under this Agreement.

“Convertible Senior Notes Indenture” means that certain Indenture, dated as of December 17, 2003, by and among MHR, as Issuer, the subsidiary guarantors party thereto, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, relating to the issuance of the Convertible Senior Notes, as supplemented and modified by the Convertible Senior Notes Supplemental Indenture, and as further supplemented and modified from time to time to the extent permitted hereunder.

“Convertible Senior Notes Supplemental Indenture” means, collectively, that certain (i) First Supplemental Indenture dated as of June 6, 2005, by and among MHR, the subsidiary guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee, providing for, among other things, certain changes to conform the Convertible Senior Notes Indenture to the offering memorandum for the Convertible Senior Notes, (ii) Second Supplemental Indenture dated as of June 7, 2005, by and among Borrower, MHR, the subsidiary guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee, providing for, among other things, that the Convertible Senior Notes can be converted into cash and stock of Borrower, and (iii) Third Supplemental Indenture, dated as of June 13, 2005, by and among Borrower, the subsidiary guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee, providing for, among other things, the assumption by Borrower of the obligations of MHR under the Convertible Senior Notes and the Convertible Senior Notes Indenture.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Default” means an event described in Article X.

“Deficiency” is defined in Section 2.8(b).

“Determination Date” is defined in Section 2.6.2.

“Disclosure Schedule” means Schedule 3 attached hereto.

“Dividend” means, as to any Person, any declaration or payment of any dividend or the making of any distribution, loan, advance or investment on or with respect to any shares (or other evidence of ownership) of a Person’s capital stock (other than dividends or distributions payable solely in shares or other evidence of ownership of such Person’s capital stock).

“Engineered Value” means, at the time of determination, the future net revenues of the Borrowing Base Properties calculated by Administrative Agent using the pricing parameters and discount rate currently being used by Administrative Agent.

“Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.1(ix) and Section 6.1(x).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity” means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPMorgan or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPMorgan’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, an interest rate per annum equal to the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Cimarex Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Cimarex Indebtedness” has the meaning assigned to such term in the recitals hereto.

“Existing Cimarex Lenders” has the meaning assigned to such term in the recitals hereto.

“Existing Cimarex Loan Documents” has the meaning assigned to such term in the preamble hereto.

“Existing Cimarex Mortgages” means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements, which establish Liens on certain of the Borrowing Base Properties to secure the obligations, Indebtedness and liabilities of Borrower under the Existing Cimarex Credit Agreement.

“Existing Indebtedness” means, collectively, the Existing Cimarex Indebtedness and the Existing MHR Indebtedness.

“Existing Letter of Credit” means that certain letter of credit, Number S-15235, dated May 19, 2003, in the original stated amount of $2,500,000, issued by Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) for the account of MHR to Chevron U.S.A. Inc. as beneficiary.

“Existing MHR Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing MHR Indebtedness” has the meaning assigned to such term in the recitals hereto.

“Existing MHR Lenders” has the meaning assigned to such term in the recitals hereto.

“Existing MHR Mortgages” means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements which establish Liens on MHR’s and its subsidiaries’ assets and properties to secure the obligations, Indebtedness and liabilities of such Persons under the Existing MHR Credit Agreement.

“Facility LC” is defined in Section 2.20.1 and shall include, without limitation, the Existing Letter of Credit.

“Facility LC Application” is defined in Section 2.20.3.

“Facility LC Collateral Account” is defined in Section 2.20.11.

“Facility Termination Date” means July 1, 2010, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fifty Percent Utilization Period” means any period during which the Borrowing Base Usage Percentage on each consecutive day is and remains greater than or equal to 50%.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any Rate Management Transaction.

“Fiscal Year” means the fiscal year of the Borrower.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Guarantors” means each Material Subsidiary and their successors and assigns.  As of the date hereof (and after giving effect to the Closing Transactions), “Guarantors” means each of the Material Subsidiaries listed and identified on the Disclosure Schedule.

“Guaranty” means, collectively, that certain Amended and Restated Subsidiary Guaranty dated of even date herewith executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time, together with any additional Guaranty executed and delivered pursuant to Section 9.2 hereof.

“Highest Lawful Rate” means, on any day with respect to each Lender to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge or receive with respect to such Obligations for such day.  All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

“Increase” is defined in Section 2.5.4.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (other than Permitted Encumbrances), (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) obligations to reimburse issuers of Letters of Credit, (ix) obligations with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), (x) obligations with respect to other obligations to deliver goods or services in consideration of advance payments therefor, and (xi) other obligations for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

“Indentures” means, collectively, the 9.60% Senior Notes Indenture and the Convertible Senior Notes Indenture.

“Initial Engineering Report” means, collectively, the engineering report concerning oil and gas properties of Borrower and its Subsidiaries prepared by Borrower as of January 1, 2005 and audited by Ryder Scott Company, and the engineering report concerning oil and gas properties of MHR prepared by DeGolyer and McNaughton as of January 1, 2005.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts (other than Financial Contracts permitted under Section 7.11) owned by  such Person.

“JPMorgan” means JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), a national banking association, in its individual capacity, and its successors.

“JPMSI” has the meaning assigned to such term in the recitals hereto.

“LC Fee” is defined in Section 2.20.4.

“LC Issuer” means JPMorgan (or any subsidiary or affiliate of JPMorgan designated by JPMorgan) in its capacity as issuer of Facility LCs hereunder, and, with respect to the Existing Letter of Credit only, Deutsche Bank Trust Company Americas in its capacity as issuer of the Existing Letter of Credit.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.20.5.

“Lender Assignments” has the meaning assigned to such term in the recitals hereto.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lenders Schedule” means Schedule 2 attached hereto.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on the Lenders Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14, the Collateral Documents and the Guaranty.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material Subsidiary” means a Subsidiary of Borrower that owns a Substantial Portion of the Property of Borrower and its Subsidiaries.  As of the date hereof (and after giving effect to the Closing Transactions), “Material Subsidiary” means each of the Borrower’s Subsidiaries listed and identified as a Material Subsidiary on the Disclosure Schedule.

“Maximum Credit Amount” means One Billion Dollars ($1,000,000,000).

 “Merger Documents” means, collectively, the MHR/CNAC Merger Documents and the Borrower/MHR Merger Documents.

“Mergers” means, collectively, the MHR/CNAC Merger and the Borrower/MHR Merger.

“MHR” has the meaning assigned to such term in the recitals hereto.

“MHR/CNAC Merger” means, collectively, (i) the merger of CNAC with and into MHR pursuant to, and in accordance with, the MHR/CNAC Merger Documents, with MHR being the surviving corporation as a Wholly-Owned Subsidiary of Borrower, and, upon the effectiveness of which, the existence of CNAC shall cease, and (ii) the other reorganization transactions contemplated by the MHR/CNAC Merger Agreement.

“MHR/CNAC Merger Agreement” means the Agreement and Plan of Merger, as the same may be amended, dated as of January 25, 2005 among Borrower, CNAC and MHR.

“MHR/CNAC Merger Articles” means those certain Articles of Merger dated as of June 7, 2005, executed by MHR and CNAC and filed on June 7, 2005 with the Secretary of State of Nevada to effect the MHR/CNAC Merger in Nevada, and certified copies of which shall subsequently be filed in such jurisdictions as Administrative Agent shall require.

“MHR/CNAC Merger Documents” means the MHR/CNAC Merger Agreement, the MHR/CNAC Merger Articles, and all other material documents, instruments and agreements executed and/or delivered by Borrower, CNAC and/or MHR pursuant to the MHR/CNAC Merger Agreement or in connection with the MHR/CNAC Merger.

“Minimum Collateral Amount” means with respect to any Aggregate Commitment, 75% of the Required Reserve Value established by Administrative Agent to support such Aggregate Commitment.

“Modify” and “Modification” are defined in Section 2.20.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, collectively, all deeds of trust and mortgages included in the Collateral Documents.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Note” is defined in Section 2.14(iv).

“Notice of Assignment” is defined in Section 15.3.2.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.3(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Participants” is defined in Section 15.2.1.

“Payment Date” means the last day of each fiscal quarter of Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PDP Reserves” means Proved Reserves that are categorized as both “Developed” and “Producing” in the SPE Definitions.

“Permitted Bond Documents” means, collectively, the indenture, senior unsecured notes, senior subordinated notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by the Borrower or any of its Subsidiaries in connection with, or pursuant to, the issuance of the Permitted Bond Indebtedness.

“Permitted Bond Indebtedness” means Indebtedness of the Borrower resulting from a single issue of the Borrower’s senior unsecured notes or senior unsecured subordinated notes in an aggregate outstanding principal amount of not greater than $200,000,000, and which Indebtedness (a) is not subject to negative covenants or events of default (or other provisions which have the same effect as negative covenants or events of default) which have not been approved by the Administrative Agent, (b) has a coupon or interest rate not in excess of 9.0% per annum, (c) shall not mature sooner than the date which is one year following the Facility Termination Date, (d) is not secured by any assets of the Borrower or its Subsidiaries, and (e) is evidenced and governed by an indenture and related documentation containing customary terms and conditions for senior unsecured notes or senior unsecured subordinated notes of like tenor and amount, each of which shall be satisfactory to the Administrative Agent in its sole reasonable discretion.

“Permitted Encumbrances” means any Lien permitted by Section 7.6.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pricing Schedule” means Schedule 1 attached hereto.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Rata Share” means, with respect to a  Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Proved Reserves” means “Proved Reserves” as defined in the SPE Definitions.

“Purchasers” is defined in Section 15.3.1.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.  Notwithstanding the foregoing, a “Rate Management Transaction” shall not include any contract for the purchase and sale of natural gas or oil entered into in the ordinary course of business and on customary trade terms.

“Redetermination” means a Scheduled Redetermination, a Special Redetermination, or a redetermination of the Borrowing Base pursuant to Section 2.6.6.

“Register” is defined in Section 15.3.3.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the Aggregate Outstanding Credit Exposure.

“Required Reserve Value” means, with respect to any Aggregate Commitment, that portion of the Borrowing Base Properties that Administrative Agent has determined, in its sole discretion, is necessary to support such Aggregate Commitment.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Payment” means (a) any Dividend and (b) any payment on account of the purchase, redemption or other acquisition or retirement for value by a Person of any of such Person’s capital stock (except capital stock acquired on the conversion or exchange thereof into or for other capital stock of such Person).

“Rolling Period” means (a) for the fiscal quarters ending on September 30, 2005, December 31, 2005 and March 31, 2006, the period commencing on July 1, 2005 and ending on the last day of such applicable fiscal quarter, and (b) for the fiscal quarter ending on June 30, 2006, and for each fiscal quarter thereafter, any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Scheduled Redetermination” means any redetermination of the Borrowing Base pursuant to Section 2.6.2.

“SEC” means the Securities and Exchange Commission.

“Section” means a numbered Section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders or any affiliates of such Lenders.

“Senior Note Documents” means, collectively, the Indentures, the Supplemental Indentures, the Senior Notes, all guarantees of the Senior Notes, and all other agreements, documents or instruments executed and delivered by the Borrower, MHR or any of their Subsidiaries in connection with, or pursuant to, the issuance and/or assumption of the Senior Notes.

“Senior Notes” means, collectively, the 9.60% Senior Notes and the Convertible Senior Notes.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Special Redetermination” means any redetermination of the Borrowing Base pursuant to Section 2.6.3 or Section 2.6.4.

“SPE Definitions” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state applicable law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.  For purposes of this Agreement, Metrix Networks, Inc. shall not be deemed a “Subsidiary” of Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supplemental Indentures” means, collectively, the 9.60% Senior Notes Supplemental Indenture and the Convertible Senior Notes Supplemental Indenture.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 15.4.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

Section 2.1.           Commitment.  From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed its Commitment and the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date.  The Commitments to extend credit hereunder shall expire on the Facility Termination Date.  The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

Section 2.2.           Required Payments; Termination.  The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.3.           Ratable Loans.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

Section 2.4.           Types of Advances.  The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.9 and Section 2.10.

Section 2.5.           Commitment Fee; Initial Aggregate Commitment; Changes in Aggregate Commitment.

2.5.1.       The initial Aggregate Commitment is $500,000,000, and Administrative Agent has notified Borrower of the Required Reserve Value for such Aggregate Commitment.

2.5.2.       The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date.  All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.5.3.       Once during each period between Scheduled Redeterminations, the Borrower may  reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the Aggregate Outstanding Credit Exposure.

2.5.4.       So long as no Default or Unmatured Default has occurred and is continuing, the Borrower shall have the right to increase the Aggregate Commitment by obtaining additional Commitments (the amount of such increase is herein called the “Increase”), either from one or more of the Lenders or another lending institution provided that (a) Borrower shall have notified Administrative Agent of the amount of the Increase and Administrative Agent shall have notified Borrower and Lenders of the Required Reserve Value for the Aggregate Commitment as increased by the Increase, (b) each Lender shall have had the option to increase its Commitment by its Pro Rata Share of the Increase, (c) the Administrative Agent shall have approved the identity of any such new Lender, such approval not to be unreasonably withheld, (d) any such new Lender shall have assumed all of the rights and obligations of a “Lender” hereunder, (e) the procedure described in Section 15.6 shall have been complied with, (f) first Liens (subject only to Permitted Encumbrances) shall have been created by Mortgages in favor of Administrative Agent in the Minimum Collateral Amount of the Borrowing Base Properties (based upon the new Required Reserve Value as described above), and (g) after giving effect to the Increase, the Aggregate Commitment shall not exceed the Borrowing Base.

Section 2.6.           Borrowing Base and Required Reserve Value.

2.6.1.       During the period from the date hereof to the first Determination Date the Borrowing Base shall be $825,000,000.

2.6.2.       By March 31 and September 30 of each year beginning September 30, 2005, Borrower shall furnish to each Lender all information, reports and data that Administrative Agent has then requested concerning the businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto) of Borrower and its Subsidiaries, together with the Engineering Report.  Within 30 days after receiving such information, reports and data, or as promptly thereafter as practicable, Required Lenders shall agree upon an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and Administrative Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder and the Required Reserve Value for the Aggregate Commitment then in effect, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined.  If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this Section, Administrative Agent may nonetheless designate the Borrowing Base and the Required Reserve Value at any amount which Required Lenders determine and may redesignate the Borrowing Base and the Required Reserve Value from time to time thereafter until each Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base and Required Reserve Value as described above.  Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties included in the Collateral at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Subsidiaries) as they in their discretion deem significant.  It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base or the Required Reserve Value at any particular amount, whether in relation to the Aggregate Commitment or otherwise.

2.6.3.       In addition to Scheduled Redeterminations, Required Lenders shall be permitted to make a Special Redetermination of the Borrowing Base once in each calendar year.  Any request by Required Lenders pursuant to this Section 2.6.3 shall be submitted to Administrative Agent and Borrower.

2.6.4.       In addition to Scheduled Redeterminations, Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once in each calendar year.  Such request shall be submitted to Administrative Agent and Lenders and at the time of such request Borrower shall (x) deliver to Administrative Agent and each Lender an Engineering Report, and (y) notify Administrative Agent and each Lender of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

2.6.5.       Any Special Redetermination shall be made by Lenders in accordance with the procedures and standards set forth in Section 2.6.2; provided, that, no Engineering Report will be required to be delivered to Administrative Agent and Lenders in connection with any Special Redetermination requested by Required Lenders pursuant to Section 2.6.3.

2.6.6.       In addition to Scheduled Redeterminations and Special Redeterminations, Administrative Agent and/or Required Lenders shall be permitted to initiate and cause a redetermination of the Borrowing Base simultaneously with (or within five (5) Business Days of) the consummation of (a) the issuance by the Borrower of any Permitted Bond Indebtedness, and/or (b) any lease, sale or other disposition of any Property of the Borrower and its Subsidiaries pursuant to Section 7.4(iv)(A), which lease, sale or other disposition relates to Property constituting more than 10% of the Engineered Value of the Borrowing Base Properties as determined by Administrative Agent in its sole discretion.  Any redetermination of the Borrowing Base pursuant to this Section 2.6.6 shall be made by Lenders in accordance with the procedures and standards set forth in Section 2.6.2; provided, that, no Engineering Report will be required to be delivered to Administrative Agent and Lenders in connection with any redetermination of the Borrowing Base pursuant to this Section 2.6.6.

Section 2.7.           Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $3,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

Section 2.8.           Principal Payments.

(a)           Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days’ prior notice to the Administrative Agent.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.5 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $3,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days’ prior notice to the Administrative Agent.

(b)           Mandatory Payments.  If at any time (i) the Aggregate Outstanding Credit Exposure is in excess of the Aggregate Commitment (in this Section, such excess is called a “Deficiency”), Borrower shall, except as otherwise provided below, within 90 days after Administrative Agent gives notice of such fact to Borrower, prepay the principal of the Loans in an aggregate amount at least equal to such Deficiency (or, if the Loans have been paid in full, deposit into the Facility LC Collateral Account the amount required to eliminate the Deficiency), or (ii) the Borrower or any of its Subsidiaries become obligated to prepay all or any portion of the Senior Notes, any Permitted Bond Indebtedness or any Indebtedness evidenced by a 9.60% Senior Notes Refinancing, as a result of acceleration (or similar action) after a default or event of default thereunder or with respect thereto, the Borrower or its Subsidiaries shall, prior to any such prepayment, and except as otherwise provided and permitted by Section 7.14(c), prepay the Loans and reduce the Commitments in full.  Notwithstanding anything to the contrary contained herein, upon any redetermination of the Borrowing Base pursuant to Section 2.6.6 which results in a Deficiency (or increase in any existing Deficiency), the Borrower shall promptly, but in all events within two (2) Business Days after the Administrative Agent gives notice of such Deficiency (or increase in such Deficiency) to the Borrower, prepay the principal of the Loan in an aggregate amount at least equal to such Deficiency (or increase in any previously existing Deficiency) or, if the Loans have been paid in full, deposit into the Facility LC Collateral Account the amount required to eliminate the Deficiency (or increase in any previously existing Deficiency).  Each payment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.  Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.9.           Method of Selecting Types and Interest Periods for new Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Chicago time) on the same Business Day as the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)            the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)           the aggregate amount of such Advance,

(iii)          the Type of Advance selected, and

(iv)          in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XVI.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

Section 2.10.        Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)            the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)           the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)          the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

Section 2.11.        Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a

Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Section 2.9 and Section 2.10 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.

Section 2.12.        Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.9, Section 2.10 or Section 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 10.6 or Section 10.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

Section 2.13.        Method of Payment.

2.13.1.     All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XVI, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XVI or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder.  Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.

2.13.2.     When Administrative Agent collects or receives proceeds of Collateral, Administrative Agent shall distribute all money so collected or received, and Administrative Agent and each Lender shall apply all such money so distributed, as follows:

(a)           first, for the payment of all Secured Obligations which are then due and if such money is insufficient to pay all such Secured Obligations, first to any reimbursements due Administrative Agent under Section 12.6 and then to the partial payment of all other Secured Obligations then due in proportion to the amounts thereof, or as Administrative Agent and Lender shall otherwise agree;

(b)           then for the prepayment of the Secured Obligations; and

(c)           last, for the payment or prepayment of any other indebtedness or obligations secured by the Collateral.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 2.8.  All distributions of amounts described in any of subsections (b) or (c) above shall be made by Administrative Agent pro rata to each Lender (or its affiliate, as applicable) then owed Secured Obligations described in such subsection in proportion to all amounts owed to Administrative Agent and all Lenders (or their affiliates, as applicable) which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.20.5 or to Administrative Agent under Section 13.8, any amounts otherwise distributable under this Section to such Lender shall be deemed to belong to LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

Section 2.14.        Evidence of Indebtedness.

(i)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)           The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)          The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)          Each Lender’s Loans and interest thereon shall at all times be evidenced by a promissory note in the form of Exhibit A hereto (each a “Note”) payable to the order of such Lender.

Section 2.15.        Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

Section 2.16.        Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

Section 2.17.        Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.  The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

Section 2.18.        Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its

Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XVI, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

Section 2.19.        Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

Section 2.20.        Facility LCs.

2.20.1.     Issuance.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, together with the Existing Letter of Credit, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $50,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment.  No Facility LC shall have an expiry date later than one year after the issuance thereof; provided that if such expiry date is after the fifth Business Day prior to the Facility Termination Date, Borrower shall deposit in the Facility LC Collateral Account on such fifth Business Day immediately available funds in an amount equal to or greater than the undrawn amount of such Facility LC.

2.20.2.     Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, and, with respect to the Existing Letter of Credit, on the Closing Date, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.20.3.     Notice.  Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4.     LC Fees.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, at the time of issuance of each Facility LC, a letter of credit fee calculated at an amount equal to the greater of $500.00 or a per annum rate equal to the Applicable Margin for Eurodollar Loans on the stated amount of such Facility LC (each such fee described in this sentence an “LC Fee”).  The Borrower shall also pay to the LC Issuer for its own account at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.125% of the initial stated amount, and documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

2.20.5.     Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.20.6.     Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date.  The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5.  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.20.7.     Obligations Absolute.  The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC

Issuer or any Lender under any liability to the Borrower.  Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

2.20.8.     Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9.     Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.20.10.   Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors,

officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11.   Facility LC Collateral Account.  The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XVI, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 11.1.  The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.  The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding 30 days.  Nothing in this Section 2.20.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 11.1.

2.20.12.   Rights as a Lender.  In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

Section 2.21.        Replacement of Lender.  If the Borrower is required pursuant to Section 3.1, Section 3.2 or Section 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.4 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 15.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (a) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under

Section 3.1, Section 3.2 and Section 3.5, and (b) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

Section 2.22.        Limitation of Interest.  The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 2.22 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.22, even if such provision declares that it controls.  As used in this Section 2.22, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations.  In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate.  None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.22, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate.

ARTICLE III

YIELD PROTECTION; TAXES

Section 3.1.           Yield Protection.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)            subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)           imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending

Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)          imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

Section 3.2.           Changes in Capital Adequacy Regulations.  If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

Section 3.3.           Taxes.

(i)            All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, to the extent not prohibited by applicable law, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)           In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)          The Borrower hereby agrees to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.3) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)          Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)           For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.3 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)          Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)         If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 3.3(vii) shall survive the payment of the Obligations and termination of this Agreement.

Section 3.4.           Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.5.

Section 3.5.           Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

Section 3.6.           Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 3.1, Section 3.2, and Section 3.3 or to avoid the unavailability of Eurodollar Advances under Section 3.4, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, Section 3.2, Section 3.3, or Section 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Section 3.1, Section 3.2, Section 3.3, and Section 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1.           Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless:

4.1.1.       The Borrower has furnished to the Administrative Agent the following, with sufficient copies for the Lenders:

(i)            Copies of the certificate or articles of incorporation, certificate or articles of organization, certificate of partnership or comparable charter documents of the Borrower and each Material Subsidiary, together with all amendments, and a certificate of existence, good standing and foreign qualification for the Borrower and each Material Subsidiary, each certified by the appropriate governmental officer in the Borrower’s and each such Material Subsidiary’s applicable jurisdiction of incorporation or organization and, with respect to foreign qualification certificates, in such jurisdictions as the Administrative Agent has requested.

(ii)           Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Material Subsidiary, as applicable, of its by-laws, regulations or comparable charter documents, and all amendments thereto, and of its Board of Directors’ (or comparable authority) resolutions (or comparable authorizations) and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and/or such Material Subsidiaries are a party and the consummation of the Mergers and the other Closing Transactions.

(iii)          An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Material Subsidiary, as applicable, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and such Material Subsidiaries authorized to sign the Loan Documents to which the Borrower and/or such Material Subsidiaries are a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv)          A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

(v)           A written opinion of counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and the Lenders in substantially the form of Exhibit D.

(vi)          A Note payable to the order of each Lender.

(vii)         If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(viii)        The Guaranty and the Collateral Documents to be delivered on the Closing Date pursuant to Article IX.

(ix)           The insurance certificate described in Section 5.19.

(x)            Initial Engineering Report.

(xi)           A copy of each Closing Document requested by the Administrative Agent, duly executed and delivered by each party thereto, together with a certificate from an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof.

(xii)          Such other documents as any Lender or its counsel may have reasonably requested.

4.1.2.       The following additional conditions shall have been satisfied:

(i)            The Closing Transactions, including, without limitation, the completion and consummation of the Mergers, shall have been consummated on the terms set forth in the Closing Documents.

(ii)           All fees and expenses owing by Borrower or its Subsidiaries to Administrative Agent shall have been paid, including attorneys fees.

All documents executed or submitted pursuant to this Section 4.1 by and on behalf of Borrower or any of its Subsidiaries shall be in form and substance satisfactory to Administrative Agent and its counsel.  The obligations of the Lenders to make Loans and of the LC Issuer to issue a Facility LC hereunder shall not become effective unless each of the foregoing conditions is satisfied at or prior to 2:00 p.m., Chicago, Illinois time, on June 13, 2005.  Upon satisfaction of each of the conditions set forth in this Section 4.1, including, without limitation, the completion and consummation of the Mergers, Borrower and Administrative Agent shall execute and deliver the Certificate of Effectiveness.  Upon the execution and delivery of the Certificate of Effectiveness, the Existing Cimarex Credit Agreement shall automatically and completely be amended and restated on the terms set forth herein without necessity of any other action on the part of any Lender, Administrative Agent or Borrower.  Until the execution and delivery of the Certificate of Effectiveness, the Existing Cimarex Credit Agreement shall remain in full force and effect in accordance with its terms.  Each Lender hereby authorizes Administrative Agent to execute the Certificate of Effectiveness on its behalf and acknowledges and agrees that the execution of the Certificate of Effectiveness by Administrative Agent shall be binding on each such Lender.

Section 4.2.           Each Credit Extension.  The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)            There exists no Default or Unmatured Default.

(ii)           The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)          All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2(i) and Section 4.2(ii) have been satisfied.  Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants (which representations and warranties are true and correct on the date hereof (and after giving effect to the Closing Transactions), and will be true and correct on the occasion of each Credit Extension, except to the extent that such representations and warranties are expressly limited to an earlier date) to the Lenders that:

Section 5.1.           Existence and Standing.  Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.2.           Authorization and Validity.  Each of the Borrower and its Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Borrower and its Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or other organizational) proceedings, and the Loan Documents to which the Borrower and its Subsidiaries are a party constitute legal, valid and binding obligations of the Borrower and such Subsidiaries enforceable against the Borrower and its Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Section 5.3.           No Conflict; Government Consent.  Neither the execution and delivery by the Borrower or its Subsidiaries of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, nor the consummation of the Closing Transactions, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture (including, without limitation, the Indentures), instrument or agreement (including, without limitation, any Permitted Bond Document or 9.60% Senior Notes Refinancing Document) to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (including, without limitation, any Permitted Bond Document or 9.60% Senior Notes Refinancing Document).  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations, the legality, validity, binding effect or enforceability of any of the Loan Documents, or the consummation of the Closing Transactions.

Section 5.4.           Financial Statements.  The audited annual and unaudited quarterly, consolidated financial statements of Borrower heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

Section 5.5.           Material Adverse Change.  Since December 31, 2004 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 5.6.           Taxes.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

Section 5.7.           Litigation and Contingent Obligations.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.  Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or in the Disclosure Schedule.

Section 5.8.           Subsidiaries.  The Disclosure Schedule contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement (and after giving effect to the Closing Transactions), setting forth (i) their respective jurisdictions of organization, (ii) the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries, and (iii) which of such Subsidiaries are Material Subsidiaries as of the date hereof.  All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

Section 5.9.           ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to

Multiemployer Plans.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan except as disclosed in the Disclosure Schedule.

Section 5.10.        Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the Closing Transactions or in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

Section 5.11.        Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

Section 5.12.        Material Agreements.  Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, which default could reasonably be expected to have a Material Adverse Effect.

Section 5.13.        Compliance With Laws.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

Section 5.14.        Ownership of Properties.  Except for matters that would not have a Material Adverse Effect, each of Borrower and its Subsidiaries has (after giving effect to the Closing Transactions) good and defensible title to all of its material properties and assets purported to be owned by it, including, without limitation, all properties and assets reflected on the financial statements referred to in Section 5.4, free and clear of all Liens, encumbrances, or adverse claims other than Permitted Encumbrances and of all impediments to the use of such properties and assets in such of Borrower and its Subsidiaries’ business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.  Each of Borrower and its Subsidiaries owns the net interests in production attributable to the wells and units evaluated in the Initial Engineering Report and which are included in Engineered Value subject to Permitted Encumbrances.  The ownership of such properties does not in the aggregate in any material respect obligate Borrower or any of its Subsidiaries consolidated financial statements provided to Administrative Agent as owned by Borrower and its Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of such properties in an amount materially in excess of the working interest of such properties set forth in the Initial Engineering Reports.  Upon delivery of each Engineering Report furnished to the Lenders pursuant to Section 6.1(ix) and Section 6.1(x), the statements made in the preceding sentences of this Section shall be true with respect to such Engineering Report.  Each of Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and none of Borrower or its Subsidiaries is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property, except with respect to such types of property having an aggregate value of less than $6,000,000.

Section 5.15.        Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

Section 5.16.        Environmental Matters.  In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws.  On the basis of this consideration, and after giving effect to the Closing Transactions, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

Section 5.17.        Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 5.18.        Public Utility Holding Company Act.  Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 5.19.        Insurance.  The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate.  This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles.  This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

Section 5.20.        Solvency.

(i)            Immediately after the consummation of the Closing Transactions and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)           The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 5.21.        Closing Documents.  Borrower has provided to Administrative Agent a true, correct and complete copy of each Closing Document requested by the Administrative Agent, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document).  No material rights or obligations of any party to any of the Closing Documents have been waived and no party to any of the Closing Documents is in default of its obligations or in breach of any representations or warranties made thereunder.  Each of the Closing Documents is a valid, binding and enforceable obligation of each party thereto in accordance with its terms, and is in full force and effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

Section 6.1.           Financial Report.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

(i)            Within 95 days after the close of each of its Fiscal Years or within 5 days after such earlier day as such financial statements are required to be filed with the SEC as part of an annual report on Form 10-K or any successor form, an unqualified audit report certified by KPMG LLP or other independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and statements of operations, stockholders equity and cash flows, accompanied by any management letter prepared by said accountants.

(ii)           Within 50 days after the close of the first three quarterly periods of each of its Fiscal Years, or within 5 days after such earlier day as such financial statements are required to be filed with the SEC as part of a quarterly report on Form 10Q or any successor form, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and statements of operations, stockholders equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

(iii)          Together with the financial statements required under Section 6.1(i) and Section 6.1(ii), copies of all certifications made by officers of Borrower to the SEC in connection with such financial statements and a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(iv)          Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

(v)           As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vi)          As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(vii)         Promptly upon the furnishing thereof to the stockholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(viii)        Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(ix)           By March 31 of each year, an Engineering Report prepared as of the preceding January 1, by petroleum engineers who are employees of Borrower and audited by Ryder Scott Company, or other independent petroleum engineers chosen by Borrower and acceptable to Required Lenders, concerning all oil and gas properties and interests owned by any Borrower and its Subsidiaries which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves.  This reserve audit described above shall encompass a review of the reserves associated with oil and gas properties comprising at least 80% of the value stated in the report.  The Engineering Report shall be satisfactory to Administrative Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC, shall take into account any “over/under produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report.  This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(x)            By September 30 of each year, and promptly following notice of an additional Borrowing Base redetermination under Section 2.6.3, an Engineering Report prepared as of the preceding June 30 (or the first day of the preceding calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Borrower (or by the independent engineers named above), together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (x) above.

(xi)           By March 31 and September 30 of each year, beginning September 30, 2005, a report describing the gross volume of production and sales attributable to production during the preceding six-month period from the properties described in the Engineering Report in Section 6.1(ix) or Section 6.1(x) and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such month.

(xii)          Promptly after such delivery or receipt, copies of any financial or other report or notice delivered to, or received from, any holder of Senior Notes, Permitted Bond Indebtedness (or the notes evidencing same) or Indebtedness in respect of any 9.60% Senior Notes Refinancing (or the notes evidencing same), which report or notice has not been delivered to the Lenders hereunder.

(xiii)         Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Section 6.2.           Use of Proceeds.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions solely (a) to partially finance the Mergers, (b) to refinance and replace Existing MHR Indebtedness, (c) to refinance Existing Cimarex Indebtedness, (d) to refinance other Indebtedness to the extent permitted hereunder, (e) to fund amounts requested to be paid in connection with any change in control offer under the Indentures or in connection with any conversion of the Convertible Senior Notes under the Convertible Senior Notes Indenture, to the extent permitted hereunder, (f) for the exploration, development and/or acquisition of oil and gas properties, and (g) for working capital and other general corporate purposes.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

Section 6.3.           Notice of Default.  The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

Section 6.4.           Conduct of Business.  The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not have a material adverse effect on the Borrower’s or any Subsidiary’s ability to conduct its business.

Section 6.5.           Taxes.  The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

Section 6.6.           Insurance.  The Borrower will furnish to any Lender upon request full information as to the insurance carried by the Borrower and its Subsidiaries.  Upon demand by Administrative Agent, any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Administrative Agent as its interests may appear, (b) during any Fifty Percent Utilization Period, to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Administrative Agent, and (c) to provide for any other matters specified in any applicable Collateral Document or which Administrative Agent may reasonably require; provided that the Borrower shall self insure against fire, casualty, and other hazards normally insured against.  Notwithstanding anything contained in this Section 6.6 or any Collateral Document to the contrary, Borrower may self insure against all liabilities, risks and hazards to the extent Borrower deems same to be sound business practice.

Section 6.7.           Compliance With Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws in all material respects.

Section 6.8.           Maintenance of Properties.  The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

Section 6.9.           Inspection.  The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

Section 6.10.        Permitted Bond Documents; 9.60% Senior Notes Refinancing Documents.  The Borrower will, and will cause each Subsidiary to, (a) no later than five (5) Business Days prior to the consummation or effectiveness of the issuance of any Permitted Bond Indebtedness or 9.60% Senior Notes Refinancing, provide to the Administrative Agent copies of substantially final drafts of each Permitted Bond Document and 9.60% Senior Notes Refinancing Document, as applicable, and (b) promptly upon the effectiveness or issuance of any Permitted Bond Indebtedness or 9.60% Senior Notes Refinancing, provide to the Administrative Agent a true, correct and complete copy of each Permitted Bond Document and 9.60% Senior Notes Refinancing Document, as applicable.

ARTICLE VII

NEGATIVE COVENANTS

Section 7.1.           Restricted Payments.  The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare or make any Restricted Payment during any Fifty Percent Utilization Period; provided, that (a) during any Fifty Percent Utilization Period any Subsidiary may declare and pay Dividends or make other Restricted Payments to the Borrower or to a Wholly-Owned Subsidiary, and any Subsidiary may declare and make distributions to the owners of its Equity on a pro rata basis, and (b) during any Fifty Percent Utilization Period, the Borrower and its Subsidiaries may declare or make Restricted Payments so long as (i) no Default, Unmatured Default or Deficiency (as defined in Section 2.8(b)) exists or would exist after giving effect thereto, and (ii) all Restricted Payments (other than Restricted Payments made in accordance with clause (a) above) made by Borrower and its Subsidiaries at any time during the period from the beginning of the first Fifty Percent Utilization Period to occur after the Closing Date until the Facility Termination Date (in this Section called the “Calculation Period“) do not exceed $150,000,000 during the Calculation Period and do not exceed $35,000,000 during any Fiscal Year which occurs during the Calculation Period.

Section 7.2.           Indebtedness.  The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)            The Loans and the Reimbursement Obligations.

(ii)           Indebtedness existing on the date hereof and described in the Disclosure Schedule.

(iii)          Indebtedness arising under Rate Management Transactions permitted by Section 7.11.

(iv)          Contingent Obligations permitted by Section 7.10.

(v)           Non-recourse Indebtedness as to which none of Borrower or its Subsidiaries (i) provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, Borrower is not in violation of Article VIII.

(vi)          Indebtedness of Borrower in respect of guarantee obligations of Cimarex Energy Services, Inc., an Oklahoma corporation, which do not in the aggregate exceed $75,000,000 at any one time outstanding.

(vii)         Indebtedness evidenced by the Senior Notes, and guarantee obligations of Subsidiaries in respect thereof; provided, that, such guarantee obligations exist as of the date hereof, are required by the terms of the Indentures,  or are otherwise on terms and conditions satisfactory to the Administrative Agent in its sole reasonable discretion.

(viii)        Permitted Bond Indebtedness, and guarantee obligations of Subsidiaries of the Borrower in respect thereof, provided, that, such guarantee obligations are on terms and conditions satisfactory to the Administrative Agent, in its sole reasonable discretion.

(ix)           Indebtedness in respect of any 9.60% Senior Notes Refinancing, and guarantee obligations of Subsidiaries of the Borrower in respect thereof, provided, that, such guarantee obligations are on terms and conditions satisfactory to the Administrative Agent, in its sole reasonable discretion.

(x)            Financial Contracts permitted under Section 7.11.

(xi)           Miscellaneous items of Indebtedness not described in subsections (i) through (x) above which do not in the aggregate (taking into account all such Indebtedness of Borrower and its Subsidiaries) exceed $25,000,000 at any one time outstanding.

Section 7.3.           Merger.  The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

Section 7.4.           Sale of Assets.  The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person (other than to Borrower or any Guarantor), except:

(i)            Sales of inventory in the ordinary course of business.

(ii)           Disposition of equipment and other personal property that is replaced by equivalent property or consumed in the normal operation of its Property.

(iii)          Dispositions of a portion of its Property in connection with operating agreements, farmouts, farmins, joint exploration and development agreements and other agreements customary in the oil and gas industry that are entered into for the purposes of developing its Property and under which it receives relatively equivalent consideration; provided that such portion of such property is not included in a drilling or spacing unit for an oil and/or gas well included in Engineered Value that is subject to a Lien in favor of Administrative Agent.

(iv)          Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than (i), (ii) and (iii) above) as permitted by this Section during (A) the period commencing on the Closing Date and ending on December 31, 2006, do not constitute more than $150,000,000 in the aggregate; and (B) any Fiscal Year thereafter, commencing with the Fiscal Year ending December 31, 2007, do not constitute more than 10% of the Engineered Value of the Borrowing Base Properties as determined by Administrative Agent in its sole discretion.

(v)           interests in oil and gas properties, portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

Upon any lease, sale or other disposition of Property permitted pursuant to this Section 7.4, Administrative Agent will, upon the Borrower’s written request and at the Borrower’s sole expense, promptly (A) release its Lien in such Property, and (B) execute and deliver to the Borrower or the applicable Subsidiary of the Borrower, as applicable, such documents as shall be necessary or appropriate to effect the release of such Lien.

Section 7.5.           Investments.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)            Cash Equivalent Investments.

(ii)           Investments in Borrower’s Subsidiaries which are Guarantors and with respect to which 100% of its Equity has been pledged to Administrative Agent.

(iii)          Investments in existence on the date hereof and described on the Disclosure Schedule.

(iv)          Investments in associations, joint ventures, and other relationships (a) that are established pursuant to standard form operating agreements or similar agreements or which are partnerships for purposes of federal income taxation only, (b) that are not corporations or partnerships (or subject to the Uniform Partnership Act or other applicable state partnership act) under applicable state law, or (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships in which the ownership interest of Borrower or its Subsidiary is in direct proportion to the amount of such Investment.

(v)           Investments in Subsidiaries of Borrower that are not Material Subsidiaries which do not exceed $10,000,000 in the aggregate during any Fiscal Year.

(vi)          Miscellaneous items of Investments not described in clauses (i) through (v) above which do not (taking into account all such Investments of Borrower and its Subsidiaries) exceed an aggregate amount of $10,000,000 during any Fiscal Year.

Section 7.6.           Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of, or on the Property of the Borrower or any of its Subsidiaries, except:

(i)            Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(ii)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii)          Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)          Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v)           Liens existing on the date hereof and described on the Disclosure Schedule.

(vi)          Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

(vii)         Liens on Property other than Collateral to secure Indebtedness permitted by Section 7.2(v).

(viii)        With respect to Property subject to any Collateral Document, Liens burdening such Property that are expressly allowed by such Collateral Document.

(ix)           Liens arising under operating agreements, unitization, pooling agreements and other agreements customary in the oil and gas industry securing amounts owed to operators and joint owners of oil and gas properties that shall not at the time be delinquent, or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(x)            Liens on cash or Cash Equivalent Investments securing Financial Contracts to the extent permitted under Section 7.11(a)(iii).

(xi)           Contracts, agreements, instruments, obligations, defects and irregularities affecting the Property that individually or in the aggregate are not such as to interfere materially with the use, operation or value of the Property.

Section 7.7.           Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.  Notwithstanding the foregoing, no transaction, payment or transfer between, among or to any of the Borrower and any one or more of the Guarantors, or between, among or to any of the Guarantors, shall be subject to the restrictions of this Section 7.7.

Section 7.8.           Sale of Accounts.  The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse in excess of $500,000 in the aggregate during any Fiscal Year.

Section 7.9.           Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities.  The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (a) Sale and Leaseback Transaction or (b) other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (i) the transaction described in the Disclosure Schedule, and (ii) Rate Management Obligations permitted to be incurred under the terms of Section 7.11.

Section 7.10.        Contingent Obligations.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) the Guaranty, (iv) guarantees to the extent permitted under clauses (vii), (viii) and (ix) of Section 7.2, and (v) other Contingent Obligations not to exceed an outstanding aggregate amount of $25,000,000 at any time.

Section 7.11.        Financial Contracts.  None of Borrower or its Subsidiaries will be a party to or in any manner be liable on any Financial Contract except:

(a)           contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Borrower and its Subsidiaries, provided that at all times: (i) no such contract fixes a price for a term of more than 36 months, (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed 75% of the aggregate Engineered Projected Production (as defined below) of Borrower and its Subsidiaries anticipated to be sold in the ordinary course of their businesses for such month, (iii) no such contract requires Borrower or any of its Subsidiaries to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Borrower or any of its Subsidiaries in performing its obligations thereunder (other than customary provisions to post cash margin, U.S. Government securities or letters of credit), and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) either (A) is listed and identified on the Disclosure Schedule, or (B) at the time the contract is made has long-term obligations rated BBB+ or Baa1 or better, respectively, by either Moody’s or S&P.  As used in this subsection, the term “Engineered Projected Production“ means the Engineered Value of projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by Borrower and its Subsidiaries that are located in or offshore of the United States and are PDP Reserves, as such production is projected in the most recent report delivered pursuant to Section 6.1(ix) or Section 6.1(x), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.1(ix) or Section 6.1(x) above and otherwise are satisfactory to Administrative Agent;

(b)           contracts entered into by Borrower or its Subsidiaries with the purpose and effect of fixing or exchanging (from one floating rate to another floating rate, from one fixed rate to another fixed rate, from a fixed rate to variable rate, from a variable rate to fixed rate or otherwise) interest rates on a principal amount of indebtedness of such Borrower or its Subsidiaries, provided that no such contract shall be entered into by Borrower or any of its Subsidiaries for speculative purposes; and

(c)           the Financial Contracts identified on Schedule 4 attached hereto.

Section 7.12.        Letters of Credit.  The Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

Section 7.13.        Prohibited Contracts.  Except as expressly provided for in the Loan Documents, none of Borrower or its Subsidiaries will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower: (a) to pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower, except restrictions arising under farmout agreements and similar agreements relating to the development of oil and gas properties with respect to preferential rights to purchase oil and gas properties, required third party consents to assignments of contracts relating to oil and gas properties, and similar agreements of general applicability contained in operating agreements, farmouts, farmins, joint exploration and development agreements and other agreements customary in the oil and gas industry.  None of Borrower or its Subsidiaries will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it.  None of Borrower or its Subsidiaries will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Collateral Documents.  None of Borrower or its Subsidiaries will incur any obligation to contribute to any “Multiemployer Plan”.

Section 7.14.        Senior Note Documents; Permitted Bond Documents; 9.60% Senior Notes Refinancing Documents.  The Borrower will not, nor will it permit any Subsidiary to:

(a)           amend, modify or waive any covenant contained in any of the Senior Note Documents, Permitted Bond Documents, or 9.60% Senior Notes Refinancing Documents if the effect of such amendment, modification or waiver would be to make the terms of any such Senior Note Document, Permitted Bond Document, or 9.60% Senior Notes Refinancing Document more onerous to the Borrower or any of its Subsidiaries;

(b)           amend, modify or waive any provision of the Senior Note Documents, Permitted Bond Documents, or 9.60% Senior Notes Refinancing Documents if the effect of such amendment, modification or waiver (i) subjects the Borrower or any of its Subsidiaries to any additional material obligation, (ii) increases the principal of or rate of interest on any Senior Note or any note evidencing any Permitted Bond Indebtedness, or any note evidencing Indebtedness in respect of a 9.60% Senior Notes Refinancing, (iii) accelerates the date fixed for any payment of principal or interest on any Senior Note or any note evidencing any Permitted Bond Indebtedness, or any note evidencing Indebtedness in respect of a 9.60% Senior Notes Refinancing, or (iv) would change the percentage of holders of such Senior Notes, notes evidencing any Permitted Bond Indebtedness, or notes evidencing Indebtedness in respect of any 9.60% Senior Notes Refinancing required for any such amendment, modification or waiver from the percentage required on the Closing Date or, with respect to any notes evidencing any Permitted Bond Indebtedness or 9.60% Senior Notes Refinancing, from the percentage required on the date of issuance of any such notes or 9.60% Senior Notes Refinancing; or

(c)           make any payment of principal of, make any voluntary prepayment of, or optionally redeem, or make any payment in defeasance of, any part of the Senior Notes, any Permitted Bond Indebtedness or any Indebtedness in respect of any 9.60% Senior Notes Refinancing; provided, that, so long as no Default or Deficiency exists on the date of any such payment or redemption, and no Default or Deficiency would result therefrom, the Borrower and/or its Subsidiaries may prepay or redeem all or any portion of (i) the 9.60% Senior Notes pursuant to a 9.60% Senior Notes Refinancing or otherwise, (ii) the Senior Notes pursuant to a change in control offer under the Indentures, or (iii) the Convertible Senior Notes pursuant to, and in accordance with, Section 3.08 or Article 10 of the Convertible Senior Notes Indenture.

ARTICLE VIII

FINANCIAL COVENANTS

Section 8.1.           Current Ratio.  The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Borrower’s consolidated current assets plus the Available Aggregate Commitment to (ii) Borrower’s consolidated current liabilities, to be less than 1.0 to 1.0.

Section 8.2.           Leverage Ratio.  The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, commencing with its fiscal quarter ending September 30, 2005, of (i) Consolidated Funded Indebtedness for the fiscal quarter ending on such date to (ii) Consolidated EBITDA for each Rolling Period ending on such date, or Annualized Consolidated EBITDA for such Rolling Period in the case of a Rolling Period ending on or prior to March 31, 2006, to be greater than 3.0 to 1.0.

ARTICLE IX

COLLATERAL AND GUARANTEES

Section 9.1.           Collateral.  Except as otherwise provided below in this paragraph or in Section 9.1.4, at all times the Secured Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering (x) the Minimum Collateral Amount, and (y) all of the issued and outstanding Equity of each Guarantor owned by Borrower and/or owned by each Subsidiary of Borrower.  As soon as practicable, but in any event within sixty (60) days after the date hereof, the Borrower and its Subsidiaries shall deliver to Administrative Agent for the ratable benefit of each Lender, the Amendments to Existing Cimarex Mortgages and the Mortgages, each in form and substance acceptable to Administrative Agent and duly executed by Borrower and its Subsidiaries, as applicable, together with (a) such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens (subject only to Permitted Encumbrances) in the Minimum Collateral Amount, and (b) such opinions of counsel as the Administrative Agent shall deem necessary or appropriate with respect to the form, sufficiency and other matters regarding such Amendments to Existing Cimarex Mortgages and such Mortgages as the Administrative Agent shall reasonably request.

9.1.1.       To the extent necessary to comply with the first sentence of Section 9.1, (i) within 30 days after the beginning of each Fifty Percent Utilization Period and within 30 days after each Determination Date that occurs during (or otherwise results in the beginning of) a Fifty Percent Utilization Period and/or (ii) prior to each increase in the Aggregate Commitment, Borrower and its Subsidiaries shall execute and deliver to Administrative Agent, for the ratable benefit of each Lender, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower and any such Subsidiary (as applicable) together with (a) such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by this Section 9.1, and (b) such opinions of counsel as the Administrative Agent shall deem necessary or appropriate with respect to the form, sufficiency and other matters regarding such Mortgages as the Administrative Agent shall reasonably request.

9.1.2.       Within 90 days after the date hereof and at any time thereafter that Borrower or any of its Subsidiaries is required to execute and deliver Mortgages to Administrative Agent pursuant to Section 9.1.1, Borrower shall also deliver to Administrative Agent, within 90 days of the date hereof or within 20 days after delivery of such Mortgages to Administrative Agent, as applicable, evidence of title reasonably satisfactory to Administrative Agent to verify (i) Borrower’s or such Subsidiary’s title to 75% of the Minimum Collateral Amount subject to such Mortgages, and (ii) the validity of the Liens created by such Mortgages.  With respect to Borrower’s and such Subsidiary’s title to such Property, such evidence may include check stubs, revenue receipts or other evidence that Borrower or such Subsidiary has been receiving proceeds of production for a reasonable length of time without interruption or challenge, as well as joint interest billings or other evidence of the costs and expenses of operations paid by Borrower or such Subsidiary.  With respect to the validity of the Liens created by such Mortgages, such evidence may include opinions from local counsel in each state in which the Property subject to the Lien is located, that the form of Mortgage is sufficient in such state to create a Lien on Borrower’s or such Subsidiary’s interest therein, the validity thereof and, that when the Mortgage is properly filed and recorded, such Liens will be perfected on Borrower’s and such Subsidiary’s interests in such Property.

9.1.3.       On the date hereof and at the time any Subsidiary of Borrower becomes a Material Subsidiary and prior to any Investments being permitted to be made in any Material Subsidiary pursuant to the terms of Section 7.5(ii), Borrower and any Subsidiaries of Borrower (as applicable) shall execute and deliver to Administrative Agent for the ratable benefit of each Lender, a pledge agreement substantially in the form of Exhibit G-1, Exhibit G-2 or Exhibit G-3, as applicable, from Borrower and/or its Subsidiaries (as applicable) covering the Equity in all Material Subsidiaries, together with all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of each such Material Subsidiary of every class owned by Borrower or such Subsidiary (as applicable) which, if certificated, shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 9.1 in the issued and outstanding Equity of each such Material Subsidiary.

9.1.4.       Notwithstanding anything contained in this Section 9.1 to the contrary, from and after the date the Borrower complies with the provisions contained in the second sentence of the first paragraph of this Section 9.1 (the “Post-Closing Effective Date“), Borrower shall have no obligation to provide Mortgages in addition to those Mortgages provided on or prior to the Post-Closing Effective Date, except as, and only to the extent, provided in Section 9.1.1

Section 9.2.           Guarantees.  On the date hereof and at any time a Subsidiary of Borrower becomes a Material Subsidiary and prior to any Investments being permitted to be made in any Material Subsidiary pursuant to the terms of Section 7.5(ii), payment and performance of the Secured Obligations shall be fully guaranteed by each Material Subsidiary pursuant to a Guaranty substantially in the form of Exhibit E, and Borrower shall cause any such applicable Material Subsidiary to execute and deliver to Administrative Agent such Guaranty.  Prior to any Investments being permitted to be made in any other Subsidiary of Borrower in excess of the amount permitted by Section 7.5(v), such Subsidiary shall also execute and deliver such a Guaranty in the form of Exhibit E to Administrative Agent for the ratable benefit of each Lender, together with such other documents as Administrative Agent shall deem necessary or appropriate to confirm such Guaranty.

Section 9.3.           Further Assurances.  Borrower agrees to deliver and to cause each of its Subsidiaries to deliver, to further secure the Secured Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Collateral Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Collateral Document previously executed and not then released by Administrative Agent.

Section 9.4.           Production Proceeds.  Notwithstanding that, by the terms of the various Collateral Documents, Borrower and its Subsidiaries are and will be assigning to Administrative Agent and Lenders all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Unmatured Default has occurred Borrower and its Subsidiaries may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Collateral Documents, which Liens are hereby affirmed and ratified.  Upon the occurrence of an Unmatured Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Collateral Documents, including the right to obtain possession of all Production Proceeds then held by Borrower and its Subsidiaries or to receive directly from the purchasers of production all other Production Proceeds.  In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Collateral Documents, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to Borrower and its Subsidiaries constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent or Lenders to collect other Production Proceeds thereafter.

ARTICLE X

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

Section 10.1.        Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

Section 10.2.        Nonpayment of principal of any Loan when due, nonpayment of any amount due under Section 2.8(b)(i) when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

Section 10.3.        The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3, Article VII, Article VIII or Article IX.

Section 10.4.        The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article X) of any of the terms or provisions of this Agreement which is not remedied within ten days after written notice from the Administrative Agent or any Lender.

Section 10.5.        Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

Section 10.6.        The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or other organizational action to authorize or effect any of the foregoing actions set forth in this Section 10.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.7.

Section 10.7.        Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 10.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

Section 10.8.        Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

Section 10.9.        The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

Section 10.10.      The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $500,000 or any Reportable Event shall occur in connection with any Plan.

Section 10.11.      Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto, after taking into account any applicable grace period.

Section 10.12.      Any Change in Control shall occur.

Section 10.13.      The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

Section 10.14.      Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

Section 10.15.      Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect; or any action by Borrower or any of its Subsidiaries shall be taken to discontinue or to assert the invalidity of unenforceability of any Collateral Document.

Section 10.16.      The Borrower shall fail to comply in any material respect with any of the terms or provisions of any Collateral Document.

Section 10.17.      The representations and warranties set forth in Section 5.15 (“Plan Assets; Prohibited Transactions”) shall at any time not be true and correct.

Section 10.18.      The occurrence of a default under any Senior Note Document, any Permitted Bond Document or any 9.60% Senior Notes Refinancing Document, which such default shall continue unremedied or is not waived prior to the expiration of any applicable period of grace or cure under any such Senior Note Document, any such Permitted Bond Document, or any such 9.60% Senior Notes Refinancing Document, as applicable.

ARTICLE XI

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

Section 11.1.        Acceleration; Facility LC Collateral Account.

(i)            If any Default described in Section 10.6 or Section 10.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount“).  If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)           If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)          The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)          At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)           If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 10.6 or Section 10.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

Section 11.2.        Amendments.  Subject to the provisions of this Section 11.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall (a) increase the amount of the Commitment of any Lender hereunder without the consent of such Lender, or (b) without the consent of all of the Lenders:

(i)            Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

(ii)           Reduce the percentage specified in the definition of Required Lenders.

(iii)          Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.8(b)(i), or increase the commitment of any Lender to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv)          Amend Section 2.6 or this Section 11.2.

(v)           Release any Guarantor of any Advance or, except as provided in this Agreement, release all or substantially all of the Collateral.

(vi)          Increase any Borrowing Base above the Borrowing Base then in effect.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.

Section 11.3.        Preservation of Rights.  No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1.        Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

Section 12.2.        Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 12.3.        Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 12.4.        Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 13.13, all of which shall survive and remain in full force and effect during the term of this Agreement.

Section 12.5.        Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Section 12.6, Section 12.10 and Section 13.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

Section 12.6.        Expenses; Indemnification.

(i)            The Borrower shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, recordation, filing and administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii)           The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  The obligations of the Borrower under this Section 12.6 shall survive the termination of this Agreement.

Section 12.7.        Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

Section 12.8.        Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower’s audited financial statements.

Section 12.9.        Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

Section 12.10.        Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

Section 12.11.        Confidentiality.  Each Lender agrees to use any confidential information which it may receive from the Borrower or its Affiliates concerning the Borrower or its Affiliates or its or their Properties (“Confidential Information“) solely for the purposes of the Loan Documents and the transactions provided for therein and not for any other purpose.  Each Lender agrees to hold Confidential Information in confidence and to not disclose Confidential Information to any Person other than (a) the other Lenders, Affiliates of such Lender, and Affiliates of the other Lenders, (b) legal counsel to such Lender, (c) professional advisors (such as petroleum engineering, geological and geophysical firms) who are engaged by such Lender or any potential Transferee to evaluate the properties of Borrower and its Affiliates in connection with the Loans, provided that prior to delivering Confidential Information to any such advisor, such advisor shall have entered into a confidentiality agreement in the form of Exhibit H, and (d) to any of the following Persons, provided that such Person is advised of and agrees to be bound by the obligations of confidentiality contained in this section: (i) the direct or indirect contractual counterparties of such Lender or such Lender’s Affiliates in swap agreements relating to the obligations or assets of Borrower or its Subsidiaries, (ii) rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder, (iii) any Transferee, and (iv) as permitted by Section 15.4.  Nothing contained herein shall be deemed to prevent disclosure of any Confidential Information if such disclosure (A) is required by law, rule, regulation or regulatory officials, (B) is required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order, or (C) is made to any Person in connection with any legal proceeding to which such Lender is a party; provided, however, in making any such disclosure, only that portion of the

Confidential Information relevant in the circumstances described above shall be disclosed and all reasonable efforts shall have been taken to preserve the confidentiality thereof.

Section 12.12.        Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

Section 12.13.        Disclosure.  The Borrower and each Lender hereby (i) acknowledge and agree that JPMorgan and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and/or its Subsidiaries, and (ii) waive any liability of JPMorgan or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of JPMorgan or its Affiliates.

ARTICLE XIII

THE ADMINISTRATIVE AGENT

Section 13.1.        Appointment; Nature of Relationship.  JPMorgan is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent“) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XIII.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Colorado Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

Section 13.2.        Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

Section 13.3.        General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable to the Borrower, the Lenders or any

Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

Section 13.4.        No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower’s or any such Guarantor’s respective Subsidiaries.  The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

Section 13.5.        Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 13.6.        Employment of Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

Section 13.7.        Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

Section 13.8.        Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (a) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (b) any indemnification required pursuant to Section 3.3(vii) shall, notwithstanding the provisions of this Section 13.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 13.8 shall survive payment of the Obligations and termination of this Agreement.

Section 13.9.        Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 13.10.        Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

Section 13.11.        Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

Section 13.12.        Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XIII shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 13.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

Section 13.13.        Administrative Agent and Arranger Fees.  The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated March 14, 2005, or as otherwise agreed from time to time.

Section 13.14.        Delegation to Affiliates.  The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Article XII and Article XIII.

Section 13.15.        Execution of Collateral Documents.  The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf the Certificate of Effectiveness, the Collateral Documents and all related agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

Section 13.16.        Collateral Releases.  The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which Borrower and its Subsidiaries are permitted to sell or otherwise transfer pursuant to Section 7.4, or which shall otherwise be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 11.2, all of the Lenders) in writing.

Section 13.17.        Documentation Agent, Syndication Agent, etc.  None of the Lenders identified in this Agreement as the Documentation Agent or a Co-Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 13.11.

ARTICLE XIV

SETOFF; RATABLE PAYMENTS

Section 14.1.        Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

Section 14.2.        Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, Section 3.2, Section 3.4, or Section 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XV

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 15.1.        Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 15.3, and (iii) any transfer by participation must be made in compliance with Section 15.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 15.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 15.3.2.  The parties to this Agreement acknowledge that clause (ii) of this Section 15.1 relates only to absolute assignments and this Section 15.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 15.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 15.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

Section 15.2.        Participations.

15.2.1.     Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants“) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

15.2.2.     Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 11.2 or of any other Loan Document.

15.2.3.     Benefit of Certain Provisions.  The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 14.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 14.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 14.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 14.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Section 3.1, Section 3.2, Section 3.4, and Section 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, Section 3.2, or Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.3 to the same extent as if it were a Lender.

Section 15.3.        Assignments.

15.3.1.     Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers“) all or any part of its rights and obligations under the Loan

Documents.  Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto.  The consent of the Borrower, the Administrative Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.  Such consent shall not be unreasonably withheld or delayed.  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

15.3.2.     Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a “Notice of Assignment“), together with any consents required by Section 15.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

15.3.3.     Register.  The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register“).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Section 15.4.        Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee“) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any reports provided to Administrative Agent; provided that each Transferee and prospective Transferee agrees to be bound by Section 12.11 of this Agreement.

Section 15.5.        Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.3(iv).

Section 15.6.        Procedure for Increases and Addition of New Lenders.  This Agreement permits certain increases in a Lender’s Commitment and the admission of new Lenders providing new Commitments, none of which require any consents or approvals from the other Lenders.  Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit F and shall only require the written signatures of the Administrative Agent, the Borrower and the Lender(s) being added or increasing their Commitment.  In addition, within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Lenders Schedule reflecting such increase and shall distribute such revised Schedule to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.  On the Business Day following any such increase, all outstanding Floating Rate Advances shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Pro Rata Shares.  Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.

ARTICLE XVI

NOTICES

Section 16.1.        Notices.  Except as otherwise permitted by Section 2.9 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth on the Lenders Schedule or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 16.1.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

Section 16.2.        Change of Address.  The Borrower, the Administrative Agent and any Lender (i) may each change the address for service of notice upon it by a notice in writing to the other parties hereto and (ii) shall give such a notice if its address shall change.

ARTICLE XVII

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XVIII

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 18.1.        CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 18.2.        CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

Section 18.3.        WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XIX

USA PATRIOT ACT NOTICE

Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

ARTICLE XX

AMENDMENT AND RESTATEMENT

This Agreement amends and restates in its entirety the Existing Cimarex Credit Agreement, and from and after the date hereof, and subject to the terms hereof, including, without limitation, the execution and delivery of the Certificate of Effectiveness, the terms and provisions of the Existing Cimarex Credit Agreement shall be superseded by the terms and provisions of this Agreement.  Borrower hereby agrees that (i) the Existing Cimarex Indebtedness, all accrued and unpaid interest thereon, and all accrued and unpaid fees under the Existing Cimarex Credit Agreement shall be deemed to be Indebtedness of Borrower outstanding under and governed by this Agreement and (ii) all Liens securing the Existing Cimarex Indebtedness shall continue in full force and effect to secure the Secured Obligations.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

CIMAREX ENERGY CO.

By:
Paul Korus,
Vice President, Chief Financial Officer
and Treasurer

1700 Lincoln Street, Suite 1800
Denver, Colorado 80203
Attention: Paul Korus
Telephone: (303) 295-3995
FAX: (303) 285-9299

[Signature Page]

JPMORGAN CHASE BANK, N.A.,
successor by merger to Bank One, NA (Main Office Chicago), Individually as a Lender, as LC Issuer and as Administrative Agent

By:
J. Scott Fowler,
Vice President

1717 Main Street
MC TX1-2448
Dallas, Texas 75201
Attention: J. Scott Fowler
Telephone: (214) 290-2162
FAX: (214) 290-2332

U.S. BANK NATIONAL ASSOCIATION,
Individually as a Lender and as Co-Syndication Agent

By:
Kathryn A. Gaiter, Vice President

BANK OF AMERICA, N.A.,
Individually as a Lender and as Co-Syndication Agent

By:
Name:
Title:

WELLS FARGO BANK, N.A.,
Individually as a Lender and as Documentation Agent

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:
Name:
Title:

COMERICA BANK,
as a Lender

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF OKLAHOMA, N.A.,
as a Lender

By:
Name:
Title:

NATEXIS BANQUES POPULAIRES,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

COMPASS BANK,
as a Lender

By:
Name:
Title:

BNP PARIBAS,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF SCOTLAND,
as a Lender

By:
Name:
Title:

FORTIS CAPITAL CORP.,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

HARRIS NESBITT FINANCING, INC.,
as a Lender

By:
Name:
Title:

CALYON NEW YORK BRANCH,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

STERLING BANK,
as a Lender

By:
Name:
Title:

SOCIETE GENERALE,
as a Lender

By:
Name:
Title:

KEYBANK, N.A.,
as a Lender

By:
Name:
Title:

CITICORP NORTH AMERICA, INC.,
as a Lender

By:
Name:
Title:

SCHEDULE 1

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Rate	1.00%	1.00%	1.25%	1.50%	1.75%
Floating Rate	0.00%	0.00%	0.00%	0.250%	0.500%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee	0.225%	0.250%	0.300%	0.375%	0.375%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status“ exists at any date if the Borrowing Base Usage Percentage on such date is less than 25%.

“Level II Status“ exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 25% and less than 50%.

“Level III Status“ exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 50% and less than 75%.

“Level IV Status“ exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 75% and less than 90%.

“Level V Status“ exists at any date if the Borrowing Base Usage Percentage on such date is greater than or equal to 90%.

“Status“ means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined on a daily basis in accordance with the foregoing table based on the Borrowing Base Usage Percentage on such day.

S1-1

SCHEDULE 2

LENDERS SCHEDULE

JPMORGAN CHASE BANK, N.A.

Pro Rata Share: 6%

Lending Installation:	1 Bank One Plaza
Mail Code IL1-0634
Chicago, Illinois 60670-0634
Attention: Jim Moore
312-385-7057 – phone
312-732-4840 – fax
jim_t_moore@chase.com

Address for Notices:	1717 Main Street
MC TX1-2448
Dallas, Texas 75201
Attention: J. Scott Fowler
214-290-2162 – phone
214-290-2332 – fax
scott.fowler@chase.com

Commitment as of June 13, 2005:	$30,000,000

Face Amount of Note:	$60,000,000

S2-1

U.S. BANK NATIONAL ASSOCIATION

Pro Rata Share: 6%

Lending Installation:	555 S.W. Oak PDORP7LS
Portland, Oregon 97208
Attn: Raquel Savang
503-275-7861 – phone
503-275-8181 - fax

Address for Notices:	918 17th Street
DN-CO-BB3E
Denver, Colorado 80202
Attention: Kathryn A. Gaiter
303-585-4210 – phone
303-585-4362 – fax
kathryn.gaiter@usbank.com

Commitment as of June 13, 2005:	$30,000,000

Face Amount of Note:	$60,000,000

S2-2

BANK OF AMERICA, N.A.

Pro Rata Share: 6%

Lending Installation:	1201 Main Street
4th Floor
Dallas, Texas 75202

Address for Notices:	100 Federal Street
MA5-100-09-08
Boston, Massachusetts 02110
Attention: Gregory B. Hanson
617-434-6613 – phone
617-434-3652 – fax
gregory.b.hanson@bankofamerica.com

Commitment as of June 13, 2005:	$30,000,000

Face Amount of Note:	$60,000,000

S2-3

WELLS FARGO BANK, N.A.

Pro Rata Share: 6%

Lending Installation:	1740 Broadway
Denver, Colorado 80274
Attention: Marlene Rieb
303-863-5163 – phone
303-863-2729 – fax
marlene.rieb@wellsfargo.com

Address for Notices:	1740 Broadway
Denver, Colorado 80209
Attention: Laura Bumgarner
303-863-5799 – phone
303-863-5196 – fax
laura.l.bumgarner@wellsfargo.com

Commitment as of June 13, 2005:	$30,000,000

Face Amount of Note:	$60,000,000

S2-4

UNION BANK OF CALIFORNIA, N.A.

Pro Rata Share: 5.5%

Lending Installation:	1980 Saturn Street
V03-251
Monterey Park, California 91755
Attention: Maria Suncin
323-720-2870 – phone
323-720-2252 – fax
maria.suncin@uboc.com

Address for Notices:	500 North Akard
Suite 4200
Dallas, Texas 75201
Attention: Kimberly Coil
214-922-4200 – phone
214.922-4209 – fax
kimberly.coil@uboc.com

Commitment as of June 13, 2005:	$27,500,000

Face Amount of Note:	$55,000,000

S2-5

COMERICA BANK

Pro Rata Share: 5.5%

Lending Installation:	P.O. Box 7500
Detroit, Michigan 48275-7576
Attention: Jeff Zelenka
734-632-3052 – phone
734-632-2999 – fax
jeffrey_l_zelenka@comerica.com

Address for Notices:	1601 Elm Street
2nd Floor
Dallas, Texas 75201
Attention: Peter L. Sefzik
214-969-6538 – phone
214-969-6561 – fax
peter_l_sefzik@comerica.com

Commitment as of June 13, 2005:	$27,500,000

Face Amount of Note:	$55,000,000

S2-6

DEUTSCHE BANK TRUST COMPANY AMERICAS

Pro Rata Share: 5%

Lending Installation:	90 Hudson Street
Jersey City, New Jersey 07302
Attention: Joe Cusmai
201-593-2202 – phone
201-593-2311 – fax
joe.cusmai@db.com

Address for Notices:	700 Louisiana Street, Suite 1500
Houston, Texas 77002
Attention: Mike Janak
832-239-4649 – phone
832-239-4693 – fax
mike.janak@db.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-7

SOCIÉTÉ GÉNÉRALE

Pro Rata Share: 5%

Lending Installation:	560 Lexington, 4th Floor
New York, New York 10022
Attention: Nancy Kui
212-278-6164 – phone
212-278-7490 – fax
nancy.kui@sbcib.com

Address for Notices:	1111 Bagby, Suite 2020
Houston, Texas 77002
Attention: Elena Robciuc
713-759-6316 – phone
713-650-0824 – fax
elena.robciuc@sgcib.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-8

BNP PARIBAS

Pro Rata Share: 5%

Lending Installation:	919 Third Avenue
New York, New York 10022
Attention: Gabriel Candamo
212-471-6626 – phone
212-841-2683 – fax

Address for Notices:	1200 Smith Street, Suite 3100
Houston, Texas 77002
Attention: Russell Otts
713-982-1100 – phone
713-659-6915 - fax

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-9

BANK OF SCOTLAND

Pro Rata Share: 5%

Lending Installation:	565 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Karen Weich
212-450-0877 – phone
212-479-2806 – fax
karen_weich@bankofscotland.com

Address for Notices:	One City Centre
1021 Main Street, Suite 1370
Houston, Texas 77002
Attention: Richard Butler
713-650-0036 – phone
713-651-9714 – fax
richard_butler@bankofscotland.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-10

FORTIS CAPITAL CORP.

Pro Rata Share: 5%

Lending Installation:	3 Stamford Plaza
301 Tresser Blvd.
Stamford, Connecticut 06901-3239
Attention: Frank Campanelli
203-705-5755 – phone
203-705-5888 – fax
robert.Melendez@fortiscapitalusa.com

Address for Notices:	15455 North Dallas Parkway, Suite 1400
Addison, Texas 75001
Attention: David Montgomery
214-953-9311 – phone
214-754-5982 – fax
david.montgomery@fortiscapitalusa.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-11

CALYON NEW YORK BRANCH

Pro Rata Share: 5%

Lending Installation:	1301 Avenue of the Americas
New York, New York 10019
Attention: Gener David
212-261-7633 – phone
917-849-5440 – fax
gener.david@us.calyon.com

Address for Notices:	1301 Travis, Suite 2100
Houston, Texas 77002
Attention: Lucia Martinez
713-890-8634 – phone
713-890-8668 – fax
lucia.martinez@us.calyon.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-12

KEYBANK NATIONAL ASSOCIATION

Pro Rata Share: 5%

Lending Installation:	127 Public Square, 8th Floor
Cleveland, Ohio 44114
Attention: Yvette M. Dyson-Owens
216-689-4358 – phone
216-689-5962 – fax

Address for Notices:	8117 Preston Road, Suite 440
Dallas, Texas 75225
Attention: Thomas Rajan
214-414-2580 – phone
214-414-2621 – fax
thomas_rajan@keybank.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-13

STERLING BANK

Pro Rata Share: 5%

Lending Installation:	2250 North Loop West, Suite 100
Houston, Texas 77092
Attention: Cheri Allen
713-507-7714 – phone
713-507-7908 – fax
cheri_allen@banksterling.com

Address for Notices:	2250 North Loop West, Suite 100
Houston, Texas 77092
Attention: Melissa Bauman
713-507-7377 – phone
713-507-7948 – fax
melissa.bauman@banksterling.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-14

BANK OF OKLAHOMA, N.A.

Pro Rata Share: 5%

Lending Installation:	1550 S. Midwest Blvd – L
Midwest City, Oklahoma 73110
Attention: Sherry Curry
405-736-8927 – phone
405-319-1078 – fax
scurry@kokf.com

Address for Notices:	1625 Broadway
Suite 1570
Denver, Colorado 80202
Attention: Michael M. Logan
303-534-9462 – phone
303-534-9499 – fax
mlogan@bokf.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-15

HARRIS NESBITT FINANCING, INC.

Pro Rata Share: 5%

Lending Installation:	115 S. Lasalle St.
Chicago, Illinois 60603
Attention: LaTanya Topps
312-461-6901 – phone
312-293-8348 – fax
latanya.topps@harrisbank.com

Address for Notices:	700 Louisiana Street
Houston, Texas 77002
Attention: Mary Lou Allen
713-546-9761 – phone
713-223-4007 – fax
marylou.allen@harrisnesbitt.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-16

NATEXIS BANQUE POPULAIRES

Pro Rata Share: 5%

Lending Installation:	333 Clay Street
Suite 4340
Houston, Texas 77002

Address for Notices:	333 Clay Street
Suite 4340
Houston, Texas 77002
Attention: Tanya McAllister

cc:	1251 Avenue of the Americas
34th Floor
New York, New York 10020
Attention: Samantha Tang

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-17

COMPASS BANK

Pro Rata Share: 5%

Lending Installation:	24 Greenway Plaza
Suite 1400A
Houston, Texas 77046
Attention: Stacey R. Box
713-993-8580 – phone
713-968-8292 – fax
stacey.box@compassbnk.com

Address for Notices:	999 18th Street, Suite 2800
Denver, Colorado 80202
Attention: John Falbo
303-217-2227 – phone
303-217-2280 – fax
john.falbo@compassbnk.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-18

CITICORP NORTH AMERICA, INC.

Pro Rata Share: 5%

Lending Installation:	One Penn’s Way
New Castle, Delaware 19720
Attention: Dennis Banfield
302-894-6109 – phone
212-994-0847 – fax
dennisl.banfield@citigroup.com

Address for Notices:	333 Clay Street, Suite 3700
Houston, Texas 77002
Attention: John Miller
713-654-2911 – phone
713-654-2849 – fax
john.miller@citigroup.com

Commitment as of June 13, 2005:	$25,000,000

Face Amount of Note:	$50,000,000

S2-19

SCHEDULE 3

DISCLOSURE SCHEDULE

Section 5.7 Litigation and Contingent Obligations

No legal proceedings are pending the outcome of which management believes will have a material adverse effect.

Section 5.8 Subsidiaries

Jurisdiction of organization, percentage owned by Borrower or other subsidiary, and indication of Material Subsidiaries:

Cimarex Energy Co. Subsidiaries:

	% Owned
	Directly or	Jurisdiction of	Material
	Indirectly	Organization	Subsidiary

Brock Gas Systems & Equipment, Inc.	100%	Texas	No

Cimarex Energy Services, Inc.	100%	Oklahoma	Yes

Cimarex California Pipeline LLC	100%	Colorado	No

Cimarex Texas LLC	100%	Colorado	Yes
Cimarex Texas L.P.	100%	Texas	Yes

Columbus Energy Corp.	100%	Colorado	No
Columbus Energy L.P.	100%	Texas	No
Columbus Gas Services, Inc.	100%	Delaware	No
Columbus Texas, Inc.	100%	Nevada	No

Key Production Company, Inc.	100%	Delaware	Yes
Key Texas LLC	100%	Colorado	Yes
Key Production Texas L.P.	100%	Texas	Yes

S3-1

	% Owned
	Directly or	Jurisdiction of	Material
	Indirectly	Organization	Subsidiary

Canvasback Energy, Inc.	100%	Delaware	No
Redhead Energy, Inc.	100%	Delaware	No
Metrix Networks, Inc.	80%	Delaware	No

Gruy Petroleum Management Co.	100%	Texas	No

Magnum Hunter Production, Inc.	100%	Texas	Yes
ConMag Energy Corporation	100%	Texas	No
Trapmar Properties, Inc.	100%	Texas	No

Hunter Gas Gathering, Inc.	100%	Texas	Yes

Hunter Resources, Inc.	100%	Deleware	No
Midland Hunter Petroleum LLC	100%	Wyoming	No
Inesco Corporation	100%	Texas	No

Pintail Energy, Inc.	100%	Delaware	Yes
Oklahoma Gas Processing, Inc.	100%	Delaware	No
Prize Operating Co.	100%	Delaware	Yes
Prize Energy Resources, LP.	100%	Delaware	Yes
PEC (Deleware), Inc.	100%	Delaware	Yes

SPL Gas Marketing, Inc.	100%	Texas	No

S3-2

Section 5.9 ERISA

None

Section 7.2 Indebtedness

Guarantees from Magnum Hunter Resources, Inc.:

Magnum Hunter Resources, Inc. guarantee dated February 18, 2005 in favor of Societe Generale in the amount of $20,600,000 or replacement guarantee from Cimarex Energy Co. Securing the $20,600,000 Construction Loan between Apple Tree Holdings, LLC and Societe Generale

Magnum Hunter Resource, Inc. unlimited guarantee dated December 20, 2004 or replacement guarantee from Cimarex Energy Co. in favor of Compass Bank. Securing the $500,000 Loan Agreement between Metrix Networks, Inc. and Compass Bank.

Magnum Hunter Resources, Inc. guarantee dated December 28, 2001 or replacement guarantee from Cimarex Energy Co. in favor of General Electric Capital Corporation. Guaranteeing performance under the Capital Lease dated January 3, 2002

Capital Lease - Dated January 3, 2002

Lessor: General Electric Capital Corporation

Lessee: Magnum Hunter Production, Inc. guaranteed by Magnum Hunter Resources, Inc.

Equipment: Platform A, South Timbalier Block 266, Platform A, Main Pass Block 164

Principal/payoff balance as of June 2005:   $3,622,400

S3-3

Section 7.5 Investments and Acquisitions

	% Owned
	Directly or
	Indirectly	Net Investment
		(in millions)

Canvasback Energy, Inc.	100%	$11.6
Mallard Hunter, LP	1%	0.2
Teal Hunter, LP	5%	1.9
Appletree Holdings, LLC (a)	40%	5.4
Magnum Hunter Resources, Inc. Guarantee		20.6
Metrix Networks	80%	1.6
Old River Gas Pipeline, LLC	50%	2.1

(a) Magnum Hunter Production on November 12, 1994 purchased an aggregate undivided 40% interest in an oil and gas exploration and development project operated by Manzano, LLC known as the La Veta Project, in Huerfano County, Colorado.  The participants in the Project exchanged their Project assets for units of ownership of Apple Tree Holdings, LLC. Additionally, as described on as part of section 7.2 Indebtedness Magnum Hunter Resources, Inc. guaranteed a $20,600,000 Construction Loan between Apple Tree Holdings, LLC and Societe Generale.

S3-4

SCHEDULE 4

EXISTING FINANCIAL CONTRACTS

SUMMARY OF HEDGES:

Counter	Contract	Contract	Daily		Hedge
Party	Date	Term	Volume		Price	Type

Natural Gas			(Mmbtu	)
Deutsche Bank AG	10/9/2003	1/05-12/05	40,000		4.00 / 6.25	Collar

Barclays Bank PLC	1/6/2004	1/05-12/05	10,000		4.25 / 6.60	Collar

Bank of Montreal	6/17/2004	1/06-12/06	20,000		5.25 / 6.30	Collar

Bank of Montreal	6/17/2004	1/05-12/05	20,000		6.2525	Swap

BNP Paribas	9/22/2004	1/05-12/05	10,000		5.00 / 9.50	Collar

Crude Oil			(Bbl	)

BNP Paribas	6/17/2004	1/06-12/06	1,000		30.00 / 35.85	Collar

BNP Paribas	6/17/2004	1/05-12/05	1,000		34.90	Swap

Societe Generale	8/19/2004	1/05-12/05	1,000		35.00 / 55.00	Collar

S4-1

EXHIBIT A

NOTE

$	, 20

Cimarex Energy Co., a Delaware corporation (the “Borrower”), promises to pay to the order of                                                           (the “Lender”) the principal sum of                                                  Dollars ($                   ) or, if greater or less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of June 13, 2005 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement. [This Note is given in partial renewal, extension and restatement of (but not in extinguishment or novation of) the Existing Indebtedness, as defined and described in the Agreement.]

CIMAREX ENERGY CO.

By:
Name:
Title:

A-1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF CIMAREX ENERGY CO.,

DATED JUNE 13, 2005

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

A-2

EXHIBIT B

COMPLIANCE CERTIFICATE

To:                              The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of June 13, 2005 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Cimarex Energy Co., a Delaware corporation (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                                         of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

**[5.    Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.]**

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I **[and Schedule II]** hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this               day of                                              ,           .

CIMAREX ENERGY CO.

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                 ,        with

Provisions of Section 8.1 and 8.2 of

the Credit Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1 (the “Assigned Interest”). The aggregate Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive all payments of principal, interest, Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Administrative Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender](1)

3.	Borrower:	Cimarex Energy Co.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement.

(1)                                  Select as applicable.

5.	Credit Agreement:

The $1,000,000,000 Amended and Restated Credit Agreement dated as of June 13, 2005, among Cimarex Energy Co., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

a.	Assignee’s percentage interest of credit facility purchased under the Assignment Agreement	%

b.	Amount of credit facility purchased under the Assignment Agreement	$

c.	Assignee’s Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) purchased hereunder:	$

7.	Trade Date:	(2)

Effective Date:                           , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

[Signature Page Follows]

(2)          Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:(4)
[Consented to:]

[NAME OF RELEVANT PARTY]

By:
Title:

(3)          To be added only if the consent of the Agent is required by the terms of the Credit Agreement

(4)          To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

1.1                                 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2                                 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                       Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Colorado.

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call [to be provided])

(For Forms after Primary Syndication call [to be provided])

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call [to be provided])

(For Forms after Primary Syndication call [to be provided])

EXHIBIT D

OPINION

(to be attached)

D-1

EXHIBIT E

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of                                  , 20    , by                                               , a                              (the “Subsidiary Guarantor”) in favor of the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;

WITNESSETH:

WHEREAS, Cimarex Energy Co., a Delaware corporation (the “Principal”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), a national banking association, as Administrative Agent (the “Administrative Agent”), and certain other Lenders and agents from time to time party thereto have entered into a certain Amended and Restated Credit Agreement dated as of June 13, 2005 (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal; and

WHEREAS, it is a condition precedent to the making of Credit Extensions under the Credit Agreement that the Subsidiary Guarantor execute and deliver this Guaranty whereby the Subsidiary Guarantor shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantor, and in order to induce the Lenders and the Administrative Agent to extend credit under the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because the Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Subsidiary Guarantor is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Selected Terms Used Herein.

“Guaranteed Obligations” is defined in Section 3 below.

1.1                                 Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2. Representations and Warranties. The Subsidiary Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

(a)                                  It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)                                 It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)                                  Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

2.2                                 Covenants. The Subsidiary Guarantor covenants that, so long as (b) any Lender has any Commitment outstanding under the Credit Agreement, (c) any Rate Management Transaction with one or more Lenders or any affiliates of such Lenders remains in effect, or (d) any of the Guaranteed Obligations shall remain unpaid, it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

SECTION 3. The Guaranty. Subject to Section 9 hereof, the Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Secured Obligations, including without limitation any such Secured Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Principal to pay punctually any such amount, the Subsidiary Guarantor agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. The Subsidiary Guarantor waives any right to require the Lender to sue the Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of the Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)                                     any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)                                  any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

(iii)                               any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Collateral Document, any Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)                              any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

(v)                                 the existence of any claim, setoff or other rights which the Subsidiary Guarantor may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi)                              any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed

Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

(vii)                           any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder.

SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  The Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired.  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, the Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6. Waivers.  The Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION 7. Subrogation.  The Subsidiary Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Subsidiary Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

SECTION 8. Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by the Subsidiary Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

SECTION 9. Limitation on Obligations.

(a)                                  The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Subsidiary Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Subsidiary Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantor is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

(b)                                 The Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Subsidiary Guarantor without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase the Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)                                  In the event the Subsidiary Guarantor (a “Paying Subsidiary Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor, as applicable (each a “Non-Paying Subsidiary Guarantor”), shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor.  For the purposes hereof, each Non-Paying Subsidiary Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of the Subsidiary Guarantor hereunder as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for the Subsidiary Guarantor, the aggregate amount of all monies received by such Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 9(c) shall affect the Subsidiary Guarantor’s liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor’s Maximum Liability).  The Subsidiary Guarantor covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of both the Administrative Agent and the Subsidiary Guarantor and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10. Application of Payments.  All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)                                  FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Guaranteed Obligations;

(b)                                 SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c)                                  THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

(d)                                 FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

SECTION 11. Notices.  All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Article XVI of the Credit Agreement.  Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 12. No Waivers.  No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. No Duty to Advise.  The Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Subsidiary Guarantor assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise the Subsidiary Guarantor of information known to it regarding those circumstances or risks.

SECTION 14. Successors and Assigns.  This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Subsidiary Guarantor and its respective successors and permitted assigns.

SECTION 15. Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Subsidiary Guarantor and the Administrative Agent.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Lenders as required in the Credit Agreement.

SECTION 16. Costs of Enforcement.  The Subsidiary Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Subsidiary Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO.  THE SUBSIDIARY GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE SUBSIDIARY GUARANTOR, AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 18. Taxes. etc.  All payments required to be made by the Subsidiary Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof except to the extent prohibited by applicable law (but excluding Excluded Taxes), provided, however, that if the Subsidiary Guarantor is required by law to make such deduction or withholding, the Subsidiary Guarantor shall forthwith (a) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (b) pay the full amount deducted to the relevant authority in accordance with applicable law, and (c) furnish to the Administrative Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 19. Setoff.  Without limiting the rights of the Administrative Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Administrative Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Administrative Agent or any Lender or any Lending Installation of the Administrative Agent or any Lender toward the payment of the Guaranteed Obligations.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

Address for Subsidiary Guarantor:	, a

By:
Attention:	Name:
Telephone:	Title:
Fax:

ACKNOWLEDGED AND AGREED to
As of the date first written above:

JPMORGAN CHASE BANK, N.A., Administrative Agent

By:
J. Scott Fowler,
Vice President

EXHIBIT F

FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT

This AMENDMENT is made as of the            day of                     , 200   by and among Cimarex Energy Co., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent under the “Credit Agreement” (as defined below) (the “Administrative Agent”), and                                                    (the “Supplemental Lender”).

The Borrower, the Administrative Agent and certain other Lenders, as described therein, are parties to an Amended and Restated Credit Agreement dated as of June 13, 2005 (as amended, supplemented, or restated, the “Credit Agreement”).  All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

Pursuant to Section 15.6 of the Credit Agreement, the Borrower has the right to increase the Aggregate Commitment by obtaining additional Commitments upon satisfaction of certain conditions.  This Amendment requires only the signature of the Borrower, the Administrative Agent and the Supplemental Lender so long as the Aggregate Commitment is not increased above the amount permitted by the Credit Agreement.

The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment or (b) a new Lender which is a lending institution whose identity the Administrative Agent will approve by its signature below.

In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a  **[Commitment of $                               and if it is a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.]**

The Borrower has executed and delivered to the Supplemental Lender as of the date hereof, if requested by the Supplemental Lender, a new or amended and restated Note in the form attached to the Credit Agreement as Exhibit A to evidence the new or increased Commitment of the Supplemental Lender.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Administrative Agent, the Borrower and the Supplemental Lender have executed this Amendment as of the date shown above.

CIMAREX ENERGY CO.

By:
Name:
Title:

[SUPPLEMENTAL LENDER]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

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EXHIBIT G-1

FORM OF PLEDGE AGREEMENT (CORPORATION)

THIS PLEDGE AGREEMENT (CORPORATION) (this “Agreement”) is made as of                                           , 20      , by                                                           , a                                                                  (herein called “Debtor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, in its capacity as Administrative Agent for the lenders party to the Credit Agreement referred to below (herein called “Secured Party”).

RECITALS:

1.                                       Cimarex Energy Co., a Delaware corporation (“Borrower”), has executed in favor of Lenders (as such term is defined below) those certain promissory notes dated June 13, 2005, payable to the order of Lenders in the aggregate original principal amount of $1,000,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Note”).

2.                                       The Note was executed pursuant to an Amended and Restated Credit Agreement dated as of June 13, 2005 (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), by and between Borrower, Secured Party, and Lenders, pursuant to which Lenders have agreed to advance funds to Debtor under the Note.

3.                                       Pursuant to the Credit Agreement, Debtor is providing a guaranty of all of the indebtedness of Borrower under the Credit Agreement and the Note pursuant to a Subsidiary Guaranty of even date herewith (herein, as from time to time amended, supplemented or restated, called the “Guaranty”), by Debtor and certain other Subsidiary Guarantors party thereto in favor of Secured Party for the benefit of the Lenders.

4.                                       It is a condition precedent to Lenders obligation to advance funds pursuant to the Credit Agreement that Debtor shall execute and deliver this Agreement to Secured Party.

5.                                       Borrower owns directly one hundred percent (100%) of the issued and outstanding shares of common stock of Debtor.

6.                                       Borrower, Debtor, and the other direct and indirect subsidiaries of Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such Affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

7.                                       The board of directors of Debtor has determined that Debtor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit Debtor, directly or indirectly, and are in the best interests of Debtor.

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NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Debtor from Lenders’ extensions of credit under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to extend credit under the Credit Agreement, Debtor hereby agrees with Secured Party for the benefit of each Lender as follows:

AGREEMENTS

ARTICLE I - Definitions and References

Section 1.1.                                   General Definitions.  As used herein, the terms “Agreement”, “Debtor”, “Secured Party”, “Note”, “Guaranty”, “Borrower”, and “Credit Agreement” shall have the meanings indicated above, and the following terms shall have the following meanings:

“Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

“Commitment” means the agreement or commitment by Lenders to make loans or otherwise extend credit to Borrower under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Borrower which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Issuer” means any issuer of Pledged Shares and any successor of such Issuer.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Obligation Documents” means the Credit Agreement, the Guaranty, all other Loan Documents, all documents evidencing Rate Management Transactions with one or more Lenders or any affiliates of such Lenders, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, guarantied, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

“Other Liable Party” means any Person, other than Debtor, but including Borrower, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party or Lenders a Lien upon any property as security for the Secured Obligations.

“Pledged Shares” has the meaning given it in Section 2.1(a).

“UCC” means the Colorado Uniform Commercial Code as in effect from time to time.

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Section 1.2.                                   Incorporation of Other Definitions.  Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.  The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible.  Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning.  If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

Section 1.3.                                   Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

Section 1.4.                                   Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.5.                                   References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II - Security Interest

Section 2.1.                                   Grant of Security Interest.  As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest, for the benefit of each Lender, in and to all right, title and interest of the following:

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(a)                                  Pledged Shares.  All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: all shares of stock of each Subsidiary of Debtor described on Exhibit A hereto, all certificates representing any such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (any and all such shares, certificates, options, rights, dividends, cash, instruments and other property being herein called the “Pledged Shares”).

(b)                                 Proceeds.  All proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and however Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Section 2.2.                                   Secured Obligations Secured.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a)                                  Secured Obligations.  The payment by Borrower, as and when due and payable, of the Secured Obligations, the due performance by Borrower of all of its other obligations under or in respect of the various Obligation Documents, the payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Guaranty, and the due performance by Debtor of all of its other obligations under or in respect of the various Obligation Documents.

(b)                                 Renewals.  All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor.  Debtor hereby acknowledges that the Secured Obligations are owed to the various Lenders and that each Lender is entitled to the benefits of the Liens given under this Agreement.  It is the intention of the Debtor and Secured Party that this Agreement not constitute a fraudulent transfer or fraudulent conveyance under any state or federal law that may be applied hereto.  Debtor and, by its acceptance hereof, Secured Party hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement: (a) the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by Debtor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law, and (b) the Collateral pledged by Debtor hereunder shall be limited to the maximum amount of Collateral that can be pledged by Debtor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

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ARTICLE III - Representations, Warranties and Covenants

Section 3.1.                                   Representations and Warranties.  Each of the representations and warranties in the Credit Agreement applicable to Debtor is true and correct.  In addition, Debtor hereby represents and warrants to Secured Party and Lenders as follows:

(a)                                  Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance.  This Agreement creates a valid and binding first priority security interest in favor of Secured Party in the Collateral, which security interest secures all of the Secured Obligations.

(b)                                 Perfection.  The taking possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time will perfect, and establish the first priority of, Secured Party’s security interest hereunder in the Collateral securing the Secured Obligations.  No further action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest.

(c)                                  Pledged Shares.  Debtor has delivered to Secured Party all certificates evidencing Pledged Shares.  All such certificates are valid and genuine and have not been altered.  All shares and other securities constituting the Pledged Shares which are certificated securities have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Debtor or the Issuer thereof is bound.  All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of Pledged Shares (or rights in respect thereof) have been paid.  No restrictions or conditions exist with respect to the transfer, voting or capital of any Pledged Shares.  The Pledged Shares constitute the percentage of the class of issued shares of capital stock which is indicated on Exhibit A.  No Issuer of any Pledged Shares has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to have issued to him capital stock of such Issuer.

Section 3.2.                                   Covenants.  Unless Secured Party shall otherwise consent in writing, Debtor will at all times (i) comply with the covenants contained in the Credit Agreement which are applicable to Debtor and (ii) comply with the covenants contained in this Section 3.2 so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)                                  Delivery of Pledged Shares.  All instruments, certificates, and writings evidencing the Pledged Shares shall be delivered to Secured Party on or prior to the execution and delivery of this Agreement, together with a true and correct copy of the articles of incorporation and bylaws of each Issuer and all amendments and supplements thereto.  All other certificates, instruments, or writings hereafter evidencing or constituting Pledged Shares, and all amendments or supplements to the articles of incorporation or bylaws of any Issuer (whether or not authorized hereunder), shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Debtor.  All such Pledged Shares shall be held by or on behalf of Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery with any

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necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

(b)                                 Proceeds of Pledged Shares.  If Debtor shall receive, by virtue of its being or having been an owner of any Pledged Shares, any (i) stock certificate (including any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Shares, or otherwise; (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 4.8 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive the same in trust for the benefit of Secured Party, shall segregate it from Debtor’s other property, and shall promptly deliver it to Secured Party in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral.

(c)                                  Status of Pledged Shares.  The certificates evidencing the Pledged Shares shall at all times be valid and genuine and shall not be altered.  The Pledged Shares at all times shall be duly authorized, validly issued, fully paid, and non-assessable, and shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Debtor or the Issuer thereof is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Pledged Shares.

(d)                                 Dilution of Shareholdings.  Debtor will not permit the issuance of (i) any additional shares of any class of capital stock of any Issuer (unless immediately upon issuance the same are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a first priority security interest after such issue in at least the same percentage of such Issuer’s outstanding shares as Debtor had before such issue), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock not outstanding as of the date of this Agreement.

(e)                                  Restrictions on Pledged Shares.  Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or Control of any Pledged Shares.

ARTICLE IV - Remedies, Powers and Authorizations

Section 4.1.                                   Provisions Concerning the Collateral.

(a)                                  Financing Statements and Other Actions; Defense of Title.  Debtor hereby authorizes Secured Party to file, and if requested will execute and deliver to Secured Party, all financing or continuation statements (and amendments thereto) and other documents

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and take such other actions as may from time to time be requested by Secured Party in order to maintain a first perfected security interest in and, if applicable, control of, the Collateral.  Debtor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(b)                                 Power of Attorney.  Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, upon the occurrence and during the continuance of a Default, from time to time in Secured Party’s discretion, to take any action, and to execute or indorse any instrument, certificate or notice, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument: (i) to request or instruct each Issuer (and each registrar, transfer agent, or similar Person acting on behalf of each Issuer) to register the pledge or transfer of the Collateral to Secured Party; (ii) to otherwise give notification to any Issuer, registrar, transfer agent, financial intermediary, or other Person of Secured Party’s security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments or documents; (v) to enforce any obligations included among the Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of the Collateral.  Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.

(c)                                  Performance by Secured Party.  If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

(d)                                 Collection Rights.  Secured Party shall have the right at any time, upon the occurrence and during the continuance of a Default, to notify (or require Debtor to notify) any or all Persons (including any Issuer) obligated to make payments which are included among the Collateral (whether accounts, general intangibles, dividends, or otherwise) of the assignment thereof to Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor could have done.  After Debtor receives notice that Secured Party has given (and after Secured Party has required Debtor to give) any notice referred to above in this subsection:

(i)                                     all amounts and proceeds (including instruments and writings) received by Debtor in respect of such rights to payments, accounts, or general intangibles shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same

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form as so received (with any necessary indorsement) to be applied as specified in Section 4.3, and

(ii)                                  Debtor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof (including any Issuer) or allow any credit or discount thereon.

Section 4.2.                                   Default Remedies.  If a Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a)                                  exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b)                                 require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all books, records and information of Debtor relating to the Collateral at a place to be designated by Secured Party which is reasonably convenient to both parties;

(c)                                  reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(d)                                 dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e)                                  buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any public sale;

(f)                                    buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(g)                                 apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

(h)                                 at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise (provided that Secured Party shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by Secured Party to Debtor that Secured Party has either done so or intends to do so).

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Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3.                                   Application of Proceeds.  If any Default shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may (subject to the rights of Lenders under the Credit Agreement) elect:

(a)                                  To the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

(b)                                 To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

(c)                                  To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

(d)                                 To the satisfaction of any other Secured Obligations;

(e)                                  By holding the same as Collateral;

(f)                                    To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(g)                                 By delivery to Debtor or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

Section 4.4.                                   Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party or Lenders to collect such deficiency.

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Section 4.5.                                   Indemnity and Expenses.  In addition to, but not in qualification or limitation of, any similar obligations under other Obligation Documents:

(a)                                  Debtor will indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES IN AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED BY OR ARISING OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party’s individual gross negligence or willful misconduct.

(b)                                 Debtor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Secured Party hereunder; or (vi) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party’s gross negligence or willful misconduct.

Section 4.6.                                   Non-Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length.  Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

Section 4.7.                                   Other Recourse.  Debtor waives any right to require Secured Party or any Lender to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party’s power.  Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time.  Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party.  Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy

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which Secured Party or any Lender has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party.  Debtor authorizes Secured Party and each Lender, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

Section 4.8.                                   Voting Rights, Dividends, Etc. in Respect of Pledged Shares.

(a)                                  So long as no Default shall have occurred and be continuing Debtor may receive and retain any and all dividends or interest paid in respect of the Pledged Shares; provided, however, that any and all

(i)                                     dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Shares,

(ii)                                  dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

(iii)                               cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares,

shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Shares and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party in the exact form received with any necessary indorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral.

(b)                                 Upon the occurrence and during the continuance of a Default:

(i)                                     all rights of Debtor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Pledged Shares such dividends and interest payments;

(ii)                                  without limiting the generality of the foregoing, Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the

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absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Issuer, or upon the exercise by any Issuer of any right, privilege or option pertaining to any Pledged Shares, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer, agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii)                               all dividends and interest payments which are received by Debtor contrary to the provisions of subsection (b)(i) of this section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party as Pledged Shares in the exact form received, to be held by Secured Party as Collateral.

Anything herein to the contrary notwithstanding, Debtor may at all times exercise any and all voting rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document.

Section 4.9.                                   Private Sale of Pledged Shares.  Debtor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Pledged Shares and that Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”).  Debtor further acknowledges and agrees that any offer to sell such securities which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Denver, Colorado (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision), notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party may, in such event, bid for the purchase of such securities.  Any sale of the Collateral shall be conducted in accordance with all applicable securities and other laws then in effect.

Article V - Miscellaneous

Section 5.1.                                   Notices.  Any notice or communication required or permitted hereunder shall be given in accordance with the provisions of Article XVI of the Credit Agreement, and for Debtor’s address for such purposes shall be as set forth on the signature page hereto.

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Section 5.2.                                   Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Lenders as required in the Credit Agreement.

Section 5.3.                                   Preservation of Rights.  No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations.  The rights and remedies of Secured Party provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of Secured Party under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Obligation Document against such party or against any other Person.

Section 5.4.                                   Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5.                                   Survival of Agreements.  All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Secured Obligations.

Section 5.6.                                   Other Liable Party.  Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

Section 5.7.                                   Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Lenders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, Secured Party and any Lender may (except as otherwise provided in the Credit Agreement) pledge, assign or otherwise

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transfer any or all of its rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Secured Party, herein or otherwise.  None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

Section 5.8.                                   Termination.  It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations.  Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Credit Agreement and any other commitment of Lenders to extend credit to Debtor, then upon written request for the termination hereof delivered by Debtor to Secured Party this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor.  Secured Party will, upon Debtor’s request and at Debtor’s expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

Section 5.9.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State, except as required by mandatory provisions of law and except to the extent that the perfection and the effect of perfection or non-perfection of the security interest created hereunder, in respect of any particular Collateral, are governed by the laws of a jurisdiction other than such State, but giving effect to federal laws applicable to national banks.

Section 5.10.                             Final Agreement.  This written Agreement and the other Loan Documents represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto.  There are no unwritten oral agreements between the parties hereto.

Section 5.11.                             Counterparts.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

Section 5.12.                             “Loan Document”.  This Agreement is a “Loan Document”, as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents.

Section 5.13.                             Agent.  JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), has been appointed Administrative Agent for the Lenders hereunder pursuant to Article XIII of the Credit Agreement.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon Secured Party hereunder is subject to the terms of the delegation of authority made by the Lenders to Secured Party pursuant to the Credit Agreement, and that Secured Party has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article XIII.  Any successor Administrative Agent appointed pursuant to Article XIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of Secured Party hereunder.

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered this Agreement by its officer thereunto duly authorized, as of the date first above written.

By:
Name:
Title:

707 Seventeenth Street, Suite 3300
Denver, Colorado 80202
Attention: Paul Korus
Telephone: (303) 295-3995
Fax: (303) 295-3494

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EXHIBIT A

DESCRIPTION OF INTERESTS IN ISSUERS

Name of Issuer	Certificate No.	No. of Shares	Percentage of Class

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EXHIBIT G-2

FORM OF PLEDGE AGREEMENT (PARTNERSHIP)

THIS PLEDGE AGREEMENT (PARTNERSHIP) (this “Agreement”) is made as of                                               , 20        , by                                                       , a                                                          (“Debtor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders under the Credit Agreement (herein called “Secured Party”).

RECITALS:

1.                                       Borrower has executed in favor of Lenders (as such term is defined below) those certain promissory notes dated June 13, ,2005, payable to the order of Lenders in the aggregate original principal amount of $1,000,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Note”).

2.                                       The Note was executed pursuant to a Amended and Restated Credit Agreement dated June 13, 2005, (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), by and between Borrower, Secured Party, as Administrative Agent, and Lenders, pursuant to which Lenders have agreed to advance funds to Borrower under the Note.

3.                                       Pursuant to the Credit Agreement, Debtor is concurrently herewith giving to Secured Party a guaranty for the benefit of each Lender (herein, as from time to time amended, supplemented or restated, collectively called the “Guaranty”) of all of the indebtedness of Borrower under the Credit Agreement and the Note.

4.                                       The boards of directors and managers, as the case may be, of the parties constituting Debtor has determined that Debtor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit Debtor, directly or indirectly, and are in the best interests of Debtor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Debtor from Lenders’ extensions of credit under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to extend credit under the Credit Agreement, Debtor hereby agrees with Secured Party, for the benefit of each Lender, as follows:

AGREEMENTS

ARTICLE I - DEFINITIONS AND REFERENCES

Section 1.1.                                   General Definitions.  As used herein, the terms “Agreement,” “Debtor,” “Secured Party,” “Note,” “Borrower,” “Guaranty,” and “Credit Agreement” shall have the meanings indicated above, and the following terms shall have the following meanings:

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“Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

“Commitment” means the agreement or commitment by Lenders to make loans or otherwise extend credit to Borrower under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Borrower which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

“Lenders” means the Persons who are from time to time “Lenders” as defined in the Credit Agreement.

“Partnership” means any partnership which is included within the term “Partnerships” pursuant to Section 2.1(a), and any successor of any such partnership.

“Obligation Documents” means the Credit Agreement, all other Loan Documents, all documents evidencing Rate Management Transactions with one or more Lenders or any affiliates of such Lenders, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, guarantied, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

“Other Liable Party” means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to or Lenders a Lien upon any property as security for the Secured Obligations.

“Other Partnership Rights” has the meaning given it in Section 2.1(a).

“Partnership Agreements”, “Partnership Rights”, and “Partnership Rights to Payments” have the meanings given them in Section 2.1(a).

“UCC” means the Colorado Uniform Commercial Code in effect from time to time.

Section 1.2.                                   Incorporation of Other Definitions.  Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

Section 1.3.                                   Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

Section 1.4.                                   Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or

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restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.5.                                   References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II - SECURITY INTEREST

Section 2.1.                                   Grant of Security Interest.  As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest, for the benefit of each Lender, in and to all right, title and interest of the following:

(a)                                  Partnership Rights.  All of the following (herein collectively called the “Partnership Rights”), whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights:

(i)                                     all proceeds, interest, profits, and other payments or rights to payment attributable to Debtor’s interests in the partnership or partnerships (whether one or more, herein called the “Partnerships”) described on Exhibit A, and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of Debtor in any Partnership, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any Partnership, and whether or not the same arise or are payable under any partnership agreement or certificate forming any Partnership or any other agreement governing any Partnership or the relations among the partners in any Partnership (any and all such proceeds, interest, profits, payments, rights to payment, distributions, cash, instruments, other property, interim distributions, returns of capital, loan repayments, and payments made in liquidation being herein called the “Partnership Rights to Payments”, and any and all such partnership agreements, certificates, and other agreements being herein called the “Partnership Agreements”); and

(ii)                                  all other interests and rights of Debtor in any of the Partnerships, whether under the Partnership Agreements or otherwise, including without limitation any right to cause the dissolution of any Partnership or to appoint or nominate a successor to

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Debtor as a partner in any Partnership (all such other interests and rights being herein called the “Other Partnership Rights”).

(b)                                 Proceeds.  All proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and however Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

The granting of the foregoing security interest does not make Secured Party a successor to Debtor as a partner in any Partnership, and neither Secured Party nor any of its successors or assigns hereunder shall be deemed to have become a partner in any Partnership by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Secured Party or any such successor or assign expressly becomes a partner in any Partnership after a foreclosure upon Other Partnership Rights.  Anything herein to the contrary notwithstanding (except to the extent, if any, that Secured Party or any of its successors or assigns hereafter expressly becomes a partner in any Partnership), neither Secured Party nor any of its successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any Partnership or of Debtor to or under any Partnership, and the above definition of “Other Partnership Rights” shall be deemed modified, if necessary, to prevent any such assumption or other liability.

Section 2.2.                                   Secured Obligations Secured.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a)                                  Secured Obligations.  The payment by Borrower, as and when due and payable, of the Secured Obligations, the due performance by Borrower of all of its other obligations under or in respect of the various Obligation Documents, the payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Guaranty, and the due performance by Debtor of all of its other obligations under or in respect of the various Obligation Documents.

(b)                                 Renewals.  All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor.  Debtor hereby acknowledges that the Secured Obligations are owed to the various Lenders and that each Lender is entitled to the benefits of the Liens given under this Agreement. It is the intention of the Debtor and Secured Party that this Agreement not constitute a fraudulent transfer or fraudulent conveyance under any state or federal law that may be applied hereto.  Debtor and, by its acceptance hereof, Secured Party hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement: (a) the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by Debtor without rendering

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this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law, and (b) the Collateral pledged by Debtor hereunder shall be limited to the maximum amount of Collateral that can be pledged by Debtor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.                                   Representations and Warranties.  Each of the representations and warranties in the Credit Agreement made by Debtor is true and correct.  In addition, Debtor hereby represents and warrants to Secured Party and Lenders as follows:

(a)                                  Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance.  This Agreement creates a valid and binding first priority security interest in favor of Secured Party in the Collateral, which security interest secures all of the Secured Obligations.

(b)                                 Perfection.  The filing of financing statements with the Secretary of State (or equivalent governmental official) of the State in which Debtor is organized will perfect, and establish the first priority of, Secured Party’s security interest hereunder in the Collateral securing the Secured Obligations.  No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except (i) for continuation statements described in Section 9.515(d) of the UCC, (ii) for filings required to be filed in the event of a change in the name, identity, state of formation, or entity structure of Debtor, or (iii) in the event any financing statement filed by Secured Party relating hereto otherwise becomes inaccurate or incomplete.

(c)                                  Partnership Rights.  Debtor has taken or concurrently herewith is taking all actions necessary to perfect Secured Party’s security interest in the Partnership Rights.   No other Person has any such registration in effect.  Debtor owns the interests in each Partnership which are described on Exhibit A.  No Partnership has made any calls for capital which have not been fully paid by Debtor and by each other partner in such Partnership.  Debtor is not in default under any of the Partnership Agreements, nor is any other partner in any Partnership.  Neither the making of this Agreement nor the exercise of any rights or remedies of Secured Party hereunder will cause a default under any of the Partnership Agreements or otherwise adversely affect or diminish any of the Partnership Rights.  Debtor’s rights under the Partnership Agreements are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.  The Partnership Rights are not evidenced by any certificates.  The Partnership Rights (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not expressly provided that they are a security governed by Article 8 of the UCC, and (iii) are not held in a securities account.

Section 3.2.                                   Covenants.  Unless Secured Party shall otherwise consent in writing, Debtor will at all times (i) comply with the covenants contained in the Credit Agreement which

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are applicable to Debtor and (ii) comply with the covenants contained in this Section 3.2 so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)                                  Partnership Rights.  Debtor will maintain its ownership of the interests in each Partnership already defined as those partnerships listed on Exhibit A.  Debtor will timely honor all calls under any Partnership Agreement to provide capital to any Partnership, and Debtor will not otherwise default in performing any of Debtor’s obligations under any Partnership Agreement or allow any Partnership Rights to be adversely affected or diminished.  Debtor will promptly inform Secured Party of any such failure to honor a capital call, default, adverse effect, or diminution.  Debtor will promptly inform Secured Party of any such failure to honor a capital call or default by another partner in any Partnership.  The Partnership Rights shall at all times be duly authorized and validly issued and shall not be issued in violation of the pre emptive rights of any Person or of any agreement by which Debtor or the Partnership thereof is bound.  Debtor will not allow the Partnership Rights (i) to be evidenced by certificates, (ii) to be dealt in or traded on securities exchanges or in securities markets, (iii) to be governed by Article 8 of the UCC, or (iv) to be placed in a securities account.

(b)                                 Delivery of Certificates.  A true and correct copy of each Partnership Agreement and all amendments and supplements thereto have been delivered to Secured Party.  All amendments or supplements to any Partnership Agreement (whether or not authorized hereunder), shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Debtor.

(c)                                  Proceeds of Partnership Rights.  If Debtor shall receive, by virtue of its being or having been an owner of any Partnership Rights, any (i) certificate, instrument, deed, bill of sale, promissory note, or other instrument or writing (including any given in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, liquidation, or partial liquidation); (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Partnership Rights, or otherwise; or (iii) distributions payable in cash (except distributions permitted to be retained by Debtor pursuant to Section 4.8 hereof) or in securities or other property, Debtor shall receive the same in trust for the benefit of Secured Party, shall segregate it from Debtor’s other property, and shall promptly deliver it to Secured Party in the exact form received, with any necessary endorsement or instruments of transfer duly executed in blank, to be held by Secured Party as Collateral.

(d)                                 Diminution of Partnership Rights.  Debtor will not adjust, settle, compromise, amend or modify any of the Partnership Rights or the Partnership Agreements.  Debtor will not permit the creation of any additional interests in any Partnership (unless immediately upon creation the same are pledged to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a first priority security interest in total Partnership Rights after such creation which are in the aggregate at least the same percentage of the outstanding rights of the same kind in any Partnership as were subject hereto before such issue), whether such additional interests are presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition.  Debtor will not enter into any agreement (other than the Obligation Documents) creating, or otherwise permit to exist, any restriction or condition upon the transfer or exercise of any Partnership Rights.

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ARTICLE IV - REMEDIES, POWERS AND AUTHORIZATIONS

Section 4.1.                                   Provisions Concerning the Collateral.

(a)                                  Additional Filings.  Debtor hereby authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, covering or otherwise relating to the Collateral.

(b)                                 Power of Attorney.  Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney in fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, upon the occurrence and during the continuance of a Default, from time to time in Secured Party’s discretion, to take any action, and to execute or indorse any instrument, certificate or notice, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument: (i) to request or instruct each Partnership (and each registrar, transfer agent, or similar Person acting on behalf of each Partnership) to register the pledge or transfer of the Collateral to Secured Party; (ii) to otherwise give notification to any Partnership, registrar, transfer agent, financial intermediary, or other Person of Secured Party’s security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments or documents; (v) to enforce any obligations included among the Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of the Collateral.  Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.

(c)                                  Performance by Secured Party.  If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

(d)                                 Collection Rights.  Secured Party shall have the right at any time, upon the occurrence and during the continuance of a Default, to notify (or require Debtor to notify) any or all Persons (including any Partnership) obligated to make payments which are included among the Collateral (whether accounts, general intangibles, distributions, Partnership Rights to Payment, or otherwise) of the assignment thereof to Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor could have done.  After Debtor receives notice that Secured Party has given (and after Secured Party has required Debtor to give) any notice referred to above in this subsection:

(i)                                     all amounts and proceeds (including instruments and writings) received by Debtor in respect of such distributions, accounts, or general intangibles or Partnership Rights to Payments shall be received in trust for the benefit of Secured Party

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hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement) to be applied as specified in Section 4.3, and

(ii)                                  Debtor will not adjust, settle or compromise the amount or payment of any such account or general intangible or Partnership Right to Payments or release wholly or partly any account debtor or obligor thereof (including any Partnership) or allow any credit or discount thereon.

Section 4.2.                                   Default Remedies.  If a Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a)                                  exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b)                                 require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all books, records and information of Debtor relating to the Collateral at a place to be designated by Secured Party which is reasonably convenient to both parties;

(c)                                  reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(d)                                 dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e)                                  buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any public sale;

(f)                                    buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(g)                                 apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

(h)                                 at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise (provided that Secured Party shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by Secured Party to Debtor that Secured Party has either done so or intends to do so).

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Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3.                                   Application of Proceeds.  If any Default shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may (subject to the rights of Lenders under the Credit Agreement) elect:

(a)                                  To the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

(b)                                 To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

(c)                                  To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

(d)                                 To the satisfaction of any other Secured Obligations;

(e)                                  By holding the same as Collateral;

(f)                                    To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(g)                                 By delivery to Debtor or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

Section 4.4.                                   Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party or Lenders to collect such deficiency.

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Section 4.5.                                   Indemnity and Expenses.  In addition to, but not in qualification or limitation of, any similar obligations under other Obligation Documents:

(a)                                  Debtor will indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE CAUSED BY OR ARISE OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party’s individual gross negligence or willful misconduct.

(b)                                 Debtor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Secured Party hereunder; or (vi) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party’s gross negligence or willful misconduct.

Section 4.6.                                   Non Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length.  Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

Section 4.7.                                   Other Recourse.  Debtor waives any right to require Secured Party or any Lender to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party’s power.  Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time.  Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party.  Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy

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which Secured Party or any Lender has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party.  Debtor authorizes Secured Party and each Lender, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate, or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

Section 4.8.                                   Exercise of Partnership Rights.

(a)                                  So long as no Default or Event of Default shall have occurred and be continuing, Debtor may receive and retain any and all distributions of profits paid in cash in respect of the Partnership Rights to Payments; provided, however, that any and all other payments in respect of the Partnership Rights to Payments shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party in the exact form received with any necessary indorsement or instruments of transfer duly executed in blank, to be held by Secured Party as Collateral.

(b)                                 Upon the occurrence and during the continuance of a Default or an Event of Default, all rights of Debtor to receive and retain any distributions of profits or other payments of any kind in respect of Partnership Rights to Payments which Debtor would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Collateral all such distributions and payments, and all distributions of profits and other payments of any kind in respect of Partnership Rights to Payments which are nonetheless received by Debtor shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the exact form received, to be held by Secured Party as Collateral.  Notwithstanding anything contained herein to the contrary, Debtor may at all times exercise any and all voting rights pertaining to the Partnership Rights or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document.

Section 4.9.                                   Private Sale of Partnership Rights.  Debtor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Partnership Rights and that Secured Party may, therefore, determine to make one or more private sales of Partnership Rights to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sale may be at prices

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and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any Partnership Rights for the period of time necessary to permit their registration for public sale under the Securities Act of 1933, as amended (the “Securities Act”), to the extent, if any, that it is applicable thereto.  Debtor further acknowledges and agrees that any offer to sell any Partnership Rights which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Denver, Colorado (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9.610(c) of the UCC (or any successor or similar, applicable statutory provision), notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party may, in such event, bid for the purchase of such Partnership Rights.  Any sale of the Collateral shall be conducted in accordance with all applicable securities and other laws then in effect.

Section 4.10.                             Limitation on Rights and Waivers.  All rights, powers and remedies herein conferred shall be exercisable by Secured Party only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall only be effecting to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE V - MISCELLANEOUS

Section 5.1.                                   Notices.  Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement.

Section 5.2.                                   Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.  In addition all such amendments and waivers shall be effective only if given with any approvals of Lenders as required in the Credit Agreement.

Section 5.3.                                   Preservation of Rights.  No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations.  The rights and remedies of Secured Party provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of Secured Party under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Obligation Document against such party or against any other Person.

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Section 5.4.                                   Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5.                                   Survival of Agreements.  All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Secured Obligations.

Section 5.6.                                   Other Liable Party.  Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

Section 5.7.                                   Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Lenders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, Secured Party and any Lender may (except as otherwise provided in the Credit Agreement) pledge, assign or otherwise transfer any or all of its rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Secured Party, herein or otherwise.  None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

Section 5.8.                                   Termination.  It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations.  Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Credit Agreement and any other commitment of Lenders to extend credit to Debtor, then upon written request for the termination hereof delivered by Debtor to Secured Party this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor.  Secured Party will, upon Debtor’s request and at Debtor’s expense, Exhibit H return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and Exhibit I execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

Section 5.9.                                   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS REQUIRED BY

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MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON PERFECTION OF THE SECURITY INTEREST CREATED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 5.10.                             FINAL AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.11.                             Counterparts.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

Section 5.12.                             “Loan Document”.  This Agreement is a “Loan Document”, as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents.

[Remainder of this page intentionally left blank.  Signature Page to follow.]

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered this Agreement by its officer thereunto duly authorized, as of the date first above written.

By:
Name:
Title:

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EXHIBIT A

DESCRIPTION OF INTERESTS IN PARTNERSHIPS

Debtor	Partnership	Interest

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EXHIBIT G-3

FORM OF PLEDGE AGREEMENT (LIMITED LIABILITY COMPANY)

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (LIMITED LIABILITY COMPANY) (this “Agreement”) is made as of                                               , 20        , by                                                           , a                                                            (“Debtor”), in favor of JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), a national banking association, as Administrative Agent for the benefit of the Lenders under the Credit Agreement (herein called “Secured Party”).

RECITALS:

1.                                       Cimarex Energy Co., a Delaware corporation (“Borrower”), has executed in favor of Lenders (as such term is defined below) those certain promissory notes dated June 13, 2005, payable to the order of Lenders in the aggregate original principal amount of $1,000,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Note”).

2.                                       The Note was executed pursuant to an Amended and Restated Credit Agreement dated June 13, 2005, (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), by and between Borrower, Secured Party, and Lenders, pursuant to which Lenders have agreed to advance funds to Borrower under the Note.

3.                                       Pursuant to the Credit Agreement, Debtor has previously given to Secured Party a guaranty, for the benefit of each Lender, (herein, as from time to time amended, supplemented or restated, called the “Guaranty”) of all of the indebtedness of Borrower under the Credit Agreement and the Note.

4.                                       Borrower owns directly, or indirectly through one or more subsidiaries, one hundred percent (100%) of the issued and outstanding stock of Debtor.

5.                                       The board of directors of Debtor has determined that Debtor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit Debtor, directly or indirectly, and are in the best interests of Debtor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Debtor from Lenders’ extensions of credit under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to extend credit under the Credit Agreement, Debtor hereby agrees with Secured Party for the benefit of each Lender as follows:

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AGREEMENTS

ARTICLE I - DEFINITIONS AND REFERENCES

Section 1.1.                                   General Definitions.  As used herein, the terms “Agreement,” “Debtor,” “Secured Party,” “Note,” “Borrower,” “Guaranty,” and “Credit Agreement” shall have the meanings indicated above, and the following terms shall have the following meanings:

“Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

“Commitment” means the agreement or commitment by Lenders to make loans or otherwise extend credit to Debtor under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Debtor which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

“Lenders” means the Persons who are from time to time “Lenders” as defined in the Credit Agreement.

“LLC” means any limited liability company which is included within the term “Limited Liability Company” pursuant to Section 2.1(a), and any successor of any such limited liability company.

“LLC Agreements”, “LLC Rights”, and “LLC Rights to Payments” have the meanings given them in Section 2.1(a).

“Obligation Documents” means the Credit Agreement, all other Loan Documents, all documents evidencing Rate Management Transactions with one or more Lenders or any affiliates of such Lenders, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, guarantied, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

“Other Liable Party” means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party or Lenders a Lien upon any property as security for the Secured Obligations.

“Other LLC Rights” has the meaning given it in Section 2.1(a).

“UCC” means the Colorado Uniform Commercial Code in effect from time to time.

Section 1.2.                                   Incorporation of Other Definitions.  Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  All terms used in this Agreement which are

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defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

Section 1.3.                                   Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

Section 1.4.                                   Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.5.                                   References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II - SECURITY INTEREST

Section 2.1.                                   Grant of Security Interest.  As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest for the benefit of each Lender in and to all right, title and interest of the following:

(a)                                  LLC Rights.  All of the following (herein collectively called the “LLC Rights”), whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights:

(i)                                     all units of limited liability company ownership interests and all proceeds, interest, profits, and other payments or rights to payment attributable to Debtor’s interests in each limited liability company (whether one or more, herein called the “LLCs”) described on Exhibit A hereto, and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of Debtor in any LLC, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any LLC, and whether or not the same arise or are payable under any LLC agreement or certificate

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forming any LLC or any other agreement governing any LLC or the relations among the members of any LLC (any and all such proceeds, interest, profits, payments, rights to payment, distributions, cash, instruments, other property, interim distributions, returns of capital, loan repayments, and payments made in liquidation being herein called the “LLC Rights to Payments”, and any and all such LLC agreements, certificates, and other agreements being herein called the “LLC Agreements”); and

(ii)                                  all other interests and rights of Debtor in any of the LLCs, whether under the LLC Agreements or otherwise, including without limitation any right to cause the dissolution of any LLC or to appoint or nominate a successor to Debtor as a member in any LLC (all such other interests and rights being herein called the “Other LLC Rights”).

(b)                                 Proceeds.  All proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and however Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

The granting of the foregoing security interest does not make Secured Party a successor to Debtor as a member of any LLC, and neither Secured Party nor any of its successors or assigns hereunder shall be deemed to have become a member of any LLC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Secured Party or any such successor or assign expressly becomes a member of any LLC after a foreclosure upon Other LLC Rights.  Anything herein to the contrary notwithstanding (except to the extent, if any, that Secured Party or any of its successors or assigns hereafter expressly becomes a member of any LLC), neither Secured Party nor any of its successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any LLC or of Debtor to or under any LLC, and the above definition of “Other LLC Rights” shall be deemed modified, if necessary, to prevent any such assumption or other liability.

Section 2.2.                                   Secured Obligations Secured.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a)                                  Secured Obligations.  The payment by Borrower, as and when due and payable, of the Secured Obligations, the due performance by Borrower of all of its other obligations under or in respect of the various Obligation Documents, the payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Guaranty, and the due performance by Debtor of all of its other obligations under or in respect of the various Obligation Documents.

(b)                                 Renewals.  All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations, and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action

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relating to the bankruptcy, insolvency, or reorganization of Debtor.  It is the intention of the Debtor and Secured Party that this Agreement not constitute a fraudulent transfer or fraudulent conveyance under any state or federal law that may be applied hereto.  Debtor and, by its acceptance hereof, Secured Party hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement:  (a) the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by Debtor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law, and (b) the Collateral pledged by Debtor hereunder shall be limited to the maximum amount of Collateral that can be pledged by Debtor without rendering this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.                                   Representations and Warranties.  Each of the representations and warranties in the Credit Agreement made by Debtor is true and correct.  In addition, Debtor hereby represents and warrants to Secured Party and Lenders as follows:

(a)                                  Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance.  This Agreement creates a valid and binding first priority security interest in favor of Secured Party in the Collateral, which security interest secures all of the Secured Obligations.

(b)                                 Perfection. The filing of financing statements with the Secretary of State (or equivalent governmental official) of the State in which Debtor is organized will perfect, and establish the first priority of, Secured Party’s security interest hereunder in the Collateral securing the Secured Obligations.  No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except (i) for continuation statements described in UCC Section 9.515(d), (ii) for filings required to be filed in the event of a change in the name, identity, state of formation, or entity structure of Debtor, or (iii) in the event any financing statement filed by Secured Party relating hereto otherwise becomes inaccurate or incomplete.

(c)                                  LLC Rights.  All units and other securities constituting the LLC Rights have been duly authorized and validly issued, are fully paid and non assessable, and were not issued in violation of the preemptive rights of any person or of any agreement by which Debtor or any LLC is bound. All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of the LLC Rights (or rights in respect thereof) have been paid. No restrictions or conditions exist with respect to the transfer, voting or capital of any LLC Rights. Except as disclosed to Secured Party in writing on or prior to the date hereof, no LLC has any outstanding rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any person would be entitled to have issued to it units of ownership interest in any LLC.  Debtor has taken or concurrently herewith is taking all actions necessary to perfect Secured Party’s security interest in the LLC Rights.   No other Person has any such registration in effect.  Debtor owns the interests in each LLC which are described on

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Exhibit A.  No LLC has made any calls for capital which have not been fully paid by Debtor and by each other member of such LLC.  Debtor is not in default under any of the LLC Agreements, nor is any other member of any LLC.  Neither the making of this Agreement nor the exercise of any rights or remedies of Secured Party hereunder will cause a default under any of the LLC Agreements or otherwise adversely affect or diminish any of the LLC Rights.  Debtor’s rights under the LLC Agreements are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.  The LLC Rights are not evidenced by any certificates.  The LLC Rights (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not expressly provide that they are a security governed by Article 8 of the UCC, and (iii) are not held in a securities account.

Section 3.2.                                   Covenants.  Unless Secured Party shall otherwise consent in writing, Debtor will at all times (i) comply with the covenants contained in the Credit Agreement which are applicable to Debtor and (ii) comply with the covenants contained in this Section 3.2 so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)                                  LLC Rights.  Debtor will maintain its ownership of the interests in each LLC listed on Exhibit A.  Debtor will timely honor all calls under any LLC Agreement to provide capital to any LLC, and Debtor will not otherwise default in performing any of Debtor’s obligations under any LLC Agreement or allow any LLC Rights to be adversely affected or diminished.  Debtor will promptly inform Secured Party of any such failure to honor a capital call, default, adverse effect, or diminution.  Debtor will promptly inform Secured Party of any such failure to honor a capital call or default by another member of any LLC.  The LLC Rights shall at all times be duly authorized and validly issued and shall not be issued in violation of the pre emptive rights of any Person or of any agreement by which Debtor or the LLC thereof is bound.  Debtor will not allow the LLC Rights (i) to be evidenced by certificates, (ii) to be dealt in or traded on securities exchanges or in securities markets, (iii) to be governed by Article 8 of the UCC, or (iv) to be placed in a securities account.

(b)                                 Delivery.  A true and correct copy of each LLC Agreement and all amendments and supplements thereto have been delivered to Secured Party.  All amendments or supplements to any LLC Agreement (whether or not authorized hereunder), shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Debtor.

(c)                                  Proceeds of LLC Rights.  If Debtor shall receive, by virtue of its being or having been an owner of any LLC Rights, any (i) certificate, instrument, deed, bill of sale, promissory note, or other instrument or writing (including any given in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, liquidation, or partial liquidation); (ii) option or right, whether as an addition to, substitution for, or in exchange for, any LLC Rights, or otherwise; or (iii) distributions payable in cash (except distributions permitted to be retained by Debtor pursuant to Section 4.8 hereof) or in securities or other property, Debtor shall receive the same in trust for the benefit of Secured Party, shall segregate it from Debtor’s other property, and shall promptly deliver it to Secured Party in the exact form received, with any necessary endorsement or instruments of transfer duly executed in blank, to be held by Secured Party as Collateral.

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(d)                                 Diminution of LLC Rights.  Debtor will not adjust, settle, compromise, amend or modify any of the LLC Rights or the LLC Agreements.  Debtor will not permit the creation of any additional interests in any LLC (unless immediately upon creation the same are pledged to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a first priority security interest in total LLC Rights after such creation which are in the aggregate at least the same percentage of the outstanding rights of the same kind in any LLC as were subject hereto before such issue), whether such additional interests are presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition.  Debtor will not enter into any agreement (other than the Obligation Documents) creating, or otherwise permit to exist, any restriction or condition upon the transfer or exercise of any LLC Rights.

(e)                                  Status of LLC Rights. The LLC Rights at all times shall be duly authorized, validly issued, fully paid, and non assessable, and shall not be issued in violation of the preemptive rights of any person or of any agreement by which Debtor or any LLC is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such LLC Rights.

(f)                                    Restrictions on LLC Rights.  Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any LLC Rights.

ARTICLE IV - REMEDIES, POWERS AND AUTHORIZATIONS

Section 4.1.                                   Provisions Concerning the Collateral.

(a)                                  Additional Filings.  Debtor hereby authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, covering or otherwise relating to the Collateral.

(b)                                 Power of Attorney.  Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney in fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, upon the occurrence and during the continuance of a Default, from time to time in Secured Party’s discretion, to take any action, and to execute or indorse any instrument, certificate or notice, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument: (i) to request or instruct each LLC (and each registrar, transfer agent, or similar Person acting on behalf of each LLC) to register the pledge or transfer of the Collateral to Secured Party; (ii) to otherwise give notification to any LLC, registrar, transfer agent, financial intermediary, or other Person of Secured Party’s security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments or documents; (v) to enforce any obligations included among the Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of the

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Collateral.  Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.

(c)                                  Performance by Secured Party.  If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

(d)                                 Collection Rights.  Secured Party shall have the right at any time, upon the occurrence and during the continuance of a Default, to notify (or require Debtor to notify) any or all Persons (including any LLC) obligated to make payments which are included among the Collateral (whether accounts, general intangibles, dividends, distribution rights, LLC Rights to Payment, or otherwise) of the assignment thereof to Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor could have done.  After Debtor receives notice that Secured Party has given (and after Secured Party has required Debtor to give) any notice referred to above in this subsection:

(i)                                     all amounts and proceeds (including instruments and writings) received by Debtor in respect of such accounts, general intangibles, dividends, distribution rights, or LLC Rights to Payments shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement) to be applied as specified in Section 4.3, and

(ii)                                  Debtor will not adjust, settle or compromise the amount or payment of any such account or general intangible or LLC Right to Payments or release wholly or partly any account debtor or obligor thereof (including any LLC) or allow any credit or discount thereon.

Section 4.2.                                   Default Remedies.  If a Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a)                                  exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b)                                 require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all books, records and information of Debtor relating to the Collateral at a place to be designated by Secured Party which is reasonably convenient to both parties;

(c)                                  reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

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(d)                                 dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e)                                  buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any public sale;

(f)                                    buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(g)                                 apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

(h)                                 at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise (provided that Secured Party shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by Secured Party to Debtor that Secured Party has either done so or intends to do so).

Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3.                                   Application of Proceeds.  If any Default shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may (subject to the rights of Lenders under the Credit Agreement) elect:

(a)                                  To the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

(b)                                 To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

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(c)                                  To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

(d)                                 To the satisfaction of any other Secured Obligations;

(e)                                  By holding the same as Collateral;

(f)                                    To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(g)                                 By delivery to Debtor or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

Section 4.4.                                   Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party or Lenders to collect such deficiency.

Section 4.5.                                   Indemnity and Expenses.  In addition to, but not in qualification or limitation of, any similar obligations under other Obligation Documents:

(a)                                  Debtor will indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE CAUSED BY OR ARISE OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party’s individual gross negligence or willful misconduct.

(b)                                 Debtor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Secured Party hereunder; or (vi) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party’s gross negligence or willful misconduct.

Section 4.6.                                   Non Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly

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waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length.  Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

Section 4.7.                                   Other Recourse.  Debtor waives any right to require Secured Party *[or any Lender] to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party’s power.  Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time.  Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party.  Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Party or any Lender has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party and each Lender.  Debtor authorizes Secured Party, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate, or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

Section 4.8.                                   Exercise of LLC Rights.

(a)                                  So long as no Default or Event of Default shall have occurred and be continuing, Debtor may receive and retain any and all distributions of profits paid in cash in respect of the LLC Rights to Payments; provided, however, that any and all other payments in respect of the LLC Rights to Payments shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party in the exact form received with any necessary indorsement or instruments of transfer duly executed in blank, to be held by Secured Party as Collateral.

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(b)                                 Upon the occurrence and during the continuance of a Default or an Event of Default, all rights of Debtor to receive and retain any distributions of profits or other payments of any kind in respect of LLC Rights to Payments which Debtor would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Collateral all such distributions and payments, and all distributions of profits and other payments of any kind in respect of LLC Rights to Payments which are nonetheless received by Debtor shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the exact form received, to be held by Secured Party as Collateral.  Notwithstanding anything herein to the contrary, Debtor may at all time exercise any and all voting rights pertaining to the LLC Rights or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document.

Section 4.9.                                   Private Sale of LLC Rights.  Debtor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the LLC Rights and that Secured Party may, therefore, determine to make one or more private sales of LLC Rights to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any LLC Rights for the period of time necessary to permit their registration for public sale under the Securities Act of 1933, as amended (the “Securities Act”), to the extent, if any, that it is applicable thereto.  Debtor further acknowledges and agrees that any offer to sell any LLC Rights which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Denver, Colorado (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9.610(c) of the UCC (or any successor or similar, applicable statutory provision), notwithstanding that such sale may not constitute a “public offering” under the Securities Act and that Secured Party may, in such event, bid for the purchase of such LLC Rights.  Any sale of the Collateral shall be conducted in accordance with all applicable securities and other laws then in effect.

Section 4.10.                             Limitation on Rights and Waivers.  All rights, powers and remedies herein conferred shall be exercisable by Secured Party only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matter shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE V - MISCELLANEOUS

Section 5.1.                                   Notices.  Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement.

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Section 5.2.                                   Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.  In addition all such amendments and waivers shall be effective only if given with any approvals of Lenders as required in the Credit Agreement.

Section 5.3.                                   Preservation of Rights.  No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations.  The rights and remedies of Secured Party provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of Secured Party under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Obligation Document against such party or against any other Person.

Section 5.4.                                   Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5.                                   Survival of Agreements.  All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Secured Obligations.

Section 5.6.                                   Other Liable Party.  Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

Section 5.7.                                   Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Lenders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, Secured Party and any Lender may (except as otherwise provided in the Credit Agreement) pledge, assign or otherwise transfer any or all of its rights under any or all of the Obligation Documents to any other Person,

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and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Secured Party, herein or otherwise.  None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

Section 5.8.                                   Termination. It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations.  Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Credit Agreement and any other commitment of Lenders to extend credit to Debtor, then upon written request for the termination hereof delivered by Debtor to Secured Party this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor.  Secured Party will, upon Debtor’s request and at Debtor’s expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

Section 5.9.                                   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON PERFECTION OF THE SECURITY INTEREST CREATED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 5.10.                             FINAL AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 5.11.                             Counterparts.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

Section 5.12.                             “Loan Document.”  This Agreement is a “Loan Document”, as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents.

Section 5.13.                             Restatement.  That certain LLC Pledge Agreement dated October 1, 2004, executed by Debtor in connection with the Existing Credit Agreement (the “Existing Pledge Agreement”) shall be amended and restated as of the Closing Date in the form of this Agreement.  It is the intention of the Debtor that this Agreement amends and restates the Existing Pledge Agreement in its entirety; provided, that such amendment and restatement shall

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not extinguish or constitute a novation of the indebtedness evidenced by the Existing Pledge Agreement.

[Remainder of page intentionally left blank.  Signature Page follows.]

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered this Agreement by its officer thereunto duly authorized, as of the date first above written.

CIMAREX ENERGY CO.

By:
Paul Korus,
Vice President, Chief Financial Officer
and Treasurer

By:
Name:
Title:

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EXHIBIT A

DESCRIPTION OF INTERESTS IN LIMITED LIABILITY COMPANIES

Debtor	Limited Liability Company	Interest

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EXHIBIT H

FORM OF CONFIDENTIALITY AGREEMENT

[Insert Date]

Re:                               Amended and Restated Credit Agreement, dated as of June 13, 2005, as amended (the “Credit Agreement”), among Cimarex Energy Co. (“Cimarex”), JPMorgan Chase Bank, N.A., as Administrative Agent and certain other agents and Lenders party thereto

Ladies and Gentlemen:

                                 (“Lender”) has requested that you assist it in evaluating oil and gas properties (and the related reserves and production) of Cimarex and its subsidiaries (collectively, the “Company”) for purposes of determining the Borrowing Base under the Credit Agreement, which Borrowing Base is to be determined semiannually by April 30 and October 30 of each year and pursuant to certain Special Redeterminations (“Determination Date”).  Lender has made and/or will make available to you certain information concerning the Company’s oil and gas properties and related operations (all of which information so provided to you, whether prior or subsequent to your execution of this agreement, shall be known as the “Evaluation Material”).  The term “Evaluation Material” does not include information which is or becomes generally available to you on a non-confidential basis, provided that the source of such information was not known by you after due inquiry to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information.

You agree that you will use the Evaluation Material solely for the purposes described above and that the Evaluation Material will not be used for any other purpose.  You agree to keep the Evaluation Material confidential and not to disclose the Evaluation Material to any person or entity other than such of your officers, directors and employees who have a bona fide need to have access to the Evaluation Material in order for you to carry out the purposes described above and who have agreed in writing to be bound by the obligations of confidentiality contained herein.  You shall be responsible and liable for any use or disclosure of the Evaluation Material by such parties in violation of this agreement.  Nothing contained herein shall be deemed to prevent disclosure of any of the Evaluation Material if, in the opinion of your legal counsel, such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; provided, however, you shall give the Company at least 10 days prior written notice (unless less time is permitted by the applicable proceeding) before disclosing any of the Evaluation Material in a proceeding and, in making such disclosure, you will disclose only that portion thereof required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including obtaining protective orders and supporting the Company in intervention.

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The Company specifically disclaims and makes no representation or warranty, express or implied, to you with respect to the Evaluation Material.  You agree not to make or reproduce any copies of any document (or any portion thereof) or other materials which is part of the Evaluation Material.  Within twenty business days after the applicable Determination Date for which the Evaluation Material was made available to you, you will return to the Company all documents (including all copies thereof) and other materials which have been delivered or disclosed to you or which you have obtained, as part of the Evaluation Material.

You agree that if this agreement is breached, or if a breach hereof is threatened, the remedy at law may be inadequate, and therefore, without limiting any other remedy at law or in equity, an injunction, restraining order, specific performance and other forms of equitable relief or money damages or any combination thereof shall be available to the Company.  The successful party in any action or proceeding brought to enforce this agreement shall be entitled to recover the costs, expenses and fees incurred in any such action or proceeding, including, without limitation, attorney’s fees and expenses.

This agreement is personal unto you, and you may not assign, pledge or otherwise transfer your rights or delegate your duties or obligations under this agreement without the prior written consent of the Company.

This agreement constitutes the entire understanding between us with respect to the subject matter thereof and supersedes all negotiations, prior discussions, or prior agreements and understandings relating to such subject matter.  All duties, obligations, rights, powers and remedies provided herein are in addition to the duties, obligations and rights, powers and remedies existing at law or in equity, including, without limitation, the Uniform Trade Secrets Act and similar statutes and rules of law pertaining to trade secrets and confidential and proprietary information.

This agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to its conflicts of laws, principles or rules.  The parties consent to jurisdiction and venue in any court of competent jurisdiction in such state and in and to the federal courts sitting in such state.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the Company.

Very truly yours,

CIMAREX ENERGY CO.

By:
Name:
Title:

ACCEPTED AND AGREED:

By:
Name:
Title:

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EXHIBIT I

FORM OF CERTIFICATE OF EFFECTIVENESS

This Certificate of Effectiveness (this “Certificate”) is executed the 13th day of June, 2005 (the “Effective Date”) by and among Cimarex Energy Co., a Delaware corporation (“Borrower”) and JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”) for the Lenders under and as defined in that certain Amended and Restated Credit Agreement (the “Agreement”) dated as of June 13, 2005, by and among Borrower, Administrative Agent, and the Lenders and agents named therein.  This Certificate is executed pursuant to Section 4.1 of the Agreement and is the “Certificate of Effectiveness” therein referenced.  Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Agreement.  Borrower and Administrative Agent (on behalf of itself and the Lenders) hereby acknowledge and agree as follows:

1.                                       Borrower has satisfied each condition precedent to the effectiveness of the Agreement contained in Section 4.1 of the Agreement.

2.                                       The Agreement is effective as of the Effective Date.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent for the Lenders

By:
J. Scott Fowler,
Vice President

CIMAREX ENERGY CO.

By:
Paul Korus,
Chief Financial Officer

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